                                  EXHIBIT 2(b)

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEW JERSEY

     - - - - - - - - - - - - - - - - - - - - - - - - - x
    In re:                                             :
    THE CLARIDGE HOTEL AND CASINO                      :
    CORPORATION and THE CLARIDGE AT                    :   Chapter 11
    PARK PLACE, INCORPORATED,                          :   Jointly Administered
                                                       :   Case No. 99-17399
    Debtors.                                           :
     - - - - - - - - - - - - - - - - - - - - - - - - - x
    In re:                                             :
    ATLANTIC CITY BOARDWALK                            :
    ASSOCIATES, L.P.,                                  :
                                                       :   Chapter 11
    Debtor.                                            :   Case No. 99-18903
     - - - - - - - - - - - - - - - - - - - - - - - - - x

            --------------------------------------------------------
                     FOURTH AMENDED JOINT CHAPTER 11 PLAN OF
               REORGANIZATION OF (A) THE CLARIDGE HOTEL AND CASINO
                   CORPORATION AND THE CLARIDGE AT PARK PLACE,
                       INCORPORATED; AND (B) ATLANTIC CITY
                           BOARDWALK ASSOCIATES, L.P.
            --------------------------------------------------------

March 12, 2001
CLIFFORD CHANCE ROGERS & WELLS LLP          LOWENSTEIN SANDLER PC
200 Park Avenue                             65 Livingston Avenue
New York, NY 10166                          Roseland, NJ 07068
(212) 878-8000                              (973) 597-2500

                                            Counsel for Atlantic City Boardwalk
                                            Associates, L.P.
ARCHER & GREINER, P.C.
One Centennial Square
Haddonfield, NJ 08033
(856) 795-2121

Co-Counsel for The Claridge and
Casino Corporation and The Claridge
at Park Place, Incorporated


                               TABLE OF CONTENTS
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
ARTICLE I         DEFINITIONS                                                                    1
         1.1          Definitions                                                                1
         1.2          Document References                                                        13
         1.3          Other Definitions                                                          13

ARTICLE II        ADMINISTRATIVE AND PRIORITY TAX CLAIMS                                         14
         2.1          Administrative Expense Claims                                              14
         2.2          Professional Fee Claims                                                    14
         2.3          Post-Confirmation Wind-Down Expenses                                       14
         2.4          Source of Funding                                                          15
         2.5          Bar Date for Administrative Expense Claims                                 15
         2.6          Priority Tax Claims                                                        15
         2.7          Indenture Trustee Fees and Expenses                                        16
         2.8          General Liquidating Trust Administrative Reserve                           16

ARTICLE III       CLASSIFICATION OF CLAIMS AND INTERESTS                                         17
         3.1          Classification of Claims                                                   17
         3.2          Class 1:  Priority Claims                                                  17
         3.3          Class 2:  First Mortgage Note Secured Claims                               17
         3.4          Class 3:  General Corporation Claims                                       17
         3.5          Class 4:  General CPPI Claims                                              17
         3.6          Class 5:  General ACBA Claims                                              17
         3.7          Class 6:  Intercompany Claims                                              17
         3.8          Class 7:  First Mortgage Notes Deficiency Claims                           17
         3.9          Class 8:  Micros Leasing Secured Claim                                     18
         3.10         Class 9:  Simplex Secured Claim                                            18
         3.11         Class 10: Contingent Payment Rights Claims                                 18
         3.12         Class 11: Contingent Payment Claims                                        18
         3.13         Class 12: Corporation Interests                                            18
         3.14         Class 13: CPPI Interests                                                   18
         3.15         Class 14: ACBA Interests                                                   18
         3.16         Classification Rules                                                       18

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
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
ARTICLE IV        IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND
                  NOT IMPAIRED BY THIS PLAN                                                      19
         4.1          Classes of Claims Impaired by this Plan and Entitled to Vote               19
         4.2          Classes of Claims and Interests Impaired by this Plan and Deemed
                        to Reject this Plan                                                      19
         4.3          Classes of Claims and Interests Not Impaired by this Plan and
                        Conclusively Presumed to Accept this Plan                                19

ARTICLE V         PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS                               19
         5.1          Priority Claims (Class 1)                                                  19
         5.2          First Mortgage Note, Secured Claims Against ACBA, CPPI and
                        Corporations (Classes 2A, 2B and 2C)                                     19
         5.3          General Corporation Claims (Class 3).                                      20
         5.4          General CPPI Claims (Class 4).                                             20
         5.5          General ACBA Claims (Class 5).                                             21
         5.6          Intercompany Claims (Class 6).                                             21
         5.7          First Mortgage Notes Deficiency Claims (Class 7)                           21
         5.8          Micros Leasing Secured Claim (Class 8)                                     22
         5.9          Simplex Secured Claim (Class 9)                                            22
         5.10         Contingent Payment Rights Claims (Class 10).                               22
         5.11         Contingent Payment Claims (Class 11).                                      22
         5.12         Corporation Interests (Class 12).                                          22
         5.13         CPPI Interests (Class 13).                                                 22
         5.14         ACBA Interests (Class 14).                                                 22

ARTICLE VI        UNEXPIRED LEASES AND EXECUTORY CONTRACTS                                       23
         6.1          Generally.                                                                 23
         6.2          Particular Contracts.                                                      23
         6.3          Assumption and Assignment.                                                 23
         6.4          Rejection.                                                                 23
         6.5          Officers', Directors' and General Partners' Indemnification Rights.        23
         6.6          Compensation and Benefit Programs.                                         24

ARTICLE VII       DIRECTORS AND OFFICERS                                                         24
         7.1          Board of Directors.                                                        24
         7.2          No Corporate or Partnership Action Required.                               24
         7.3          Powers and Duties of the Debtors.                                          25

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
ARTICLE VIII      IMPLEMENTATION OF THIS PLAN                                                    25
         8.1          Vesting of Property.                                                       25
         8.2          Plan Implementation Related to Park Place Purchase Agreement               25
         8.3          Alternative Plan Implementation Related to Alternative Sale Transaction    25
         8.4          The Administrative/Priority Claims Reserve                                 25
         8.5          Fee Claims Reserve                                                         26
         8.6          Post-Confirmation Wind-Down Expense Reserve                                26
         8.7          General Liquidating Trust Administrative Reserve                           26
         8.8          The Distribution Reserve                                                   27
         8.9          Dissolution of ACBA.                                                       27
         8.10         Cancellation of Securities, Notes or Other Instruments; Discharge of
                        Indenture Obligations.                                                   27
         8.11         Surrender of Securities.                                                   27
         8.12         Restated Certificate of Incorporation and Restated Bylaws.                 28
         8.13         Nonvoting Stock.                                                           28
         8.14         The PEDC                                                                   28
         8.15         Establishment of the General Liquidating Trust and Trustee                 29
         8.16         First Mortgage Liquidating Trust                                           36

ARTICLE IX        DISCHARGE AND INJUNCTION                                                       37
         9.1          Discharge of Debtors.                                                      37
         9.2          Injunction                                                                 37
         9.3          Exculpation                                                                37

ARTICLE X         PROVISIONS COVERING DISTRIBUTIONS                                              38
         10.1         Time of Distributions Under this Plan                                      38
         10.2         Compliance With Tax Requirement                                            38
         10.3         Distribution of Unclaimed Property                                         38
         10.4         Saturday, Sunday or Legal Holiday                                          38
         10.5         Distribution Record Date                                                   38
         10.6         Fractional Cents                                                           39
         10.7         No Distribution in Excess of Allowed Amount of Claim                       39
         10.8         De-Minimis Distributions                                                   39

ARTICLE XI        PROCEDURES FOR RESOLVING DISPUTED CLAIMS                                       39
         11.1         Objections to Claims.                                                      39
         11.2         Procedures For Resolving Disputed Claims.                                  39
         11.3         Timing of Payments and Distributions With Respect to Disputed Claims.      39
         11.4         Disputed Claim Reserve.                                                    40
         11.5         Estimation of Claim.                                                       40
         11.6         No Recourse to Liquidating Trust or First Mortgage Notes Liquidating Trust 40

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
ARTICLE XII       CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE                                  41
         12.1         Conditions Precedent to Confirmation Date.                                 41
         12.2         Conditions to Effective Date.                                              41

ARTICLE XIII      MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN                             42
         13.1         Modification of Plan                                                       42
         13.2         Revocation or Withdrawal of Plan                                           42
         13.3         Nonconsensual Confirmation.                                                42

ARTICLE XIV       MISCELLANEOUS PROVISIONS                                                       42
         14.1         Bankruptcy Court to Retain Jurisdiction.                                   42
         14.2         Binding Effect of this Plan.                                               43
         14.3         Retiree Benefits.                                                          43
         14.4         The Debtors' Causes of Action.                                             43
         14.5         Non-Cash Property                                                          44
         14.6         Setoffs.                                                                   44
         14.7         Captions.                                                                  44
         14.8         Method of Notice.                                                          44
         14.9         Dissolution of any Committee.                                              45
         14.10        Governing Law.                                                             45
         14.11        Time.                                                                      45
         14.12        Section 1146 Exemption.                                                    45
         14.13        Severability.                                                              45
         14.14        Subordination Rights.                                                      46
         14.15        Satisfaction of Actions Taken.                                             46
         14.16        No Multiple Satisfactions.                                                 46
         14.17        Plan Controls.                                                             47


                  DEBTORS' FOURTH AMENDED JOINT CHAPTER 11 PLAN

                  THE CLARIDGE HOTEL AND CASINO CORPORATION and THE CLARIDGE AT PARK PLACE, INCORPORATED, two of the above-captioned debtors and debtors-in-possession (the "Claridge Debtors") and ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., the third above-referenced debtor, as debtor-in- possession ("ACBA"; collectively, with the Claridge Debtors, the "Debtors" or the "Proponents"), propose the following chapter 11 plan of reorganization pursuant to Section 1121(a) of the Bankruptcy Code. If the Plan is not confirmed as to each of the Debtors, it may not be confirmed as to any of the Debtors.

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions: Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless the context requires otherwise, the following words and phrases shall have the meanings set forth below when used in fully-or-initially-capitalized form in this Plan:

                  ACBA: Atlantic City Boardwalk Associates, L.P., a New Jersey limited partnership.

                  ACBA/Indenture Trustee Cash: means the Cash in the AOB Escrow Account (including interest and dividends earned thereon), the Cash in the September Operating Leases Payment Account (including interest and dividends earned thereon), the Indenture Trustee Cash, and any Cash held by ACBA after receipt by ACBA of all monies due from the Indenture Trustee under the Global Stipulation and payment of all Court approved budgeted expenses pursuant to the ACBA Interim Cash Collateral Order through and on the Effective Date.

                  ACBA First Mortgage Notes Distribution: shall have the meaning ascribed to such term in Section 5.2.A. of the Plan.

                  ACBA Interim Cash Collateral Order: means the Interim Order Authorizing Use of Cash Collateral dated November 9, 1999 entered in the ACBA Case.

                  ACBA Interests: The equity interests in ACBA including, but not limited to, those represented by any limited partnership, general partnership or other ownership interests or rights with respect to ACBA, any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating ACBA to issue, transfer or sell any interests in or to ACBA.

                  ACBA Purchase Price Allocation: means the portion of the Park Place Purchase Price allocated to the property owned by ACBA as determined in accordance with the terms of the Park Place Purchase Agreement.

                  Administrative Expense Claims: Collectively, with respect to ACBA, CPPI or the Corporation, as the case may be, (a) any cost or expense of administration of the Chapter 11 Case of ACBA, CPPI or the Corporation, as the case may be, with priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, costs and expenses allowed under Section 503(b) of the Bankruptcy Code, and (b) any fees or charges assessed against the Estate of ACBA, CPPI or the Corporation, as the case may be, under Title 28, United States Code, Section 1930.

                  Administrative/Priority Claims Reserve: means the reserve to be established on the Effective Date by the Debtors to hold amounts deposited by the Debtors under this Plan in order to pay Administrative Expense Claims, Priority Claims, and Priority Tax Claims when such Claims are payable or when Allowed by the Bankruptcy Court to the extent such claims are not assumed by and paid by Park Place.

                  Affiliates:  As defined in Section 101 of the Bankruptcy Code.

                  Allowed: With respect to Claims and Interests, (a) any Claim against or Interest in the Debtors, proof of which is timely filed or by order of the Bankruptcy Court is not or will not be required to be filed, (b) any Claim or Interest that has been or is hereafter listed in the schedules of liabilities filed by the Debtors as liquidated in amount and not disputed or contingent or (c) any Claim allowed pursuant to this Plan; provided that, in each such case in (a) and (b) above, either (i) no objection to the allowance thereof shall have been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or
(ii) if such an objection shall have been so interposed, the Claim or Interest shall have been allowed by a Final Order (but only to the extent so allowed).

                  Alternative Buyer: means, in the event the Park Place Purchase Agreement is terminated, a Person, other than Park Place, approved by the Bankruptcy Court as the Person making the highest and/or best offer for the Debtors' assets.

                  Alternative Excluded Assets: means any Assets in an Alternative Purchase Agreement identified as the Debtors' assets that the Alternative Buyer will not be acquiring, but in all cases including the CPPI Encumbered Cash and the ACBA/Indenture Trustee Cash to the extent any such Cash is property of the Debtors' Estates.

                  Alternative Purchase Agreement: means, in the event the Park Place Purchase Agreement is terminated, such other agreement or agreements as the Debtors may execute, after consultation with the Noteholder Committee and the Creditors' Committee, to effectuate an Alternative Sale Transaction (as the same may be amended, substituted or modified and inclusive of all ancillary documents executed in connection therewith, exhibits and schedules annexed thereto or referred to therein).

                  Alternative Purchase Consideration: means the consideration to be paid by an Alternative Buyer pursuant to an Alternative Purchase Agreement.

                  Alternative Sale Transaction: means the transaction or transactions through which an Alternative Buyer will acquire the Property, in the event the Park Place Purchase Agreement is not consummated, which the Debtors elect to pursue, after consultation with the Noteholder Committee and the Creditors' Committee and the Bankruptcy Court approves based upon procedures to be adopted by the Debtors, after consultation with the Noteholder Committee and the Creditors' Committee, and approved by the Bankruptcy Court.

                  AOB Escrow Account: means that certain interest bearing escrow account maintained at the Summit Bank for the benefit of the Indenture Trustee in which was deposited the sum of $1,500,000 which represented the initial purchase price paid for the Administrative Office Building.

                  Avoiding Power Causes of Action: means rights and remedies accruing to the Debtors pursuant to Chapter 5 of the Bankruptcy Code, including 11 U.S.C.ss.544(b), 546, 547, 548, 549, 550 or 553(b).

                  Ballot: The form distributed, together with the Disclosure Statement, to holders of Claims entitled to vote for the purpose of acceptance or rejection of this Plan.

                  Bankruptcy Code: Title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

                  Bankruptcy Court: The United States Bankruptcy Court for the District of New Jersey with jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U.S.C. ss. 157, the United States Bankruptcy Court for the District of New Jersey, or any court having competent jurisdiction to enter the Confirmation Order.

                  Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended, promulgated under Section 2075 of Title 28 of the United States Code and the Local Rules of the Bankruptcy Court, as applicable from time to time during the Chapter 11 Cases.

                  Bar Date: is the last date for filing Claims as fixed by the Bankruptcy Court.

                  Business Day: Any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006(a).

                  Cash: means cash and cash equivalents.

                  Causes of Action: means all legal and equitable claims, demands, or causes of action held by the Debtors against any person, including Avoiding Power Causes of Action.

                  Chapter 11 Cases: means the respective cases under Chapter 11 of the Bankruptcy Code concerning the Debtors which were commenced on the Filing Date.

                  Claim: Any right to (a) payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment from either of the Debtors, whether or not such equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  Claridge Debtors: means CPPI and Corporation.

                  Class: means a class of Claims or Interests as classified in the Plan.

                  Collateral: means any property of an Estate that secures an Allowed Secured Claim.

                  Collateral Trust Agreement: means that certain Collateral Trust Agreement by and among the Corporation, CPPI, the ACBA and the Collateral Trustee, dated as of January 31, 1994, as amended, supplemented or modified from time to time as permitted thereby and by this Indenture.

                  Committee: Any committee appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

                  Confirmation: The entry by the Bankruptcy Court of an order confirming this Plan.

                  Confirmation Date: The date on which the Confirmation Order shall be entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Cases.

                  Confirmation Hearing: means the hearing before the Bankruptcy Court to consider confirmation of the Plan.

                  Confirmation Order: The order of the Bankruptcy Court confirming this Plan and approving the transactions contemplated herein.

                  Contingent Payment: means a Claim held by Webb or United Way, or their designees, equal to $20 million plus interest from December 1, 1988, at the rate of 15% per annum, compounded quarterly, in any proceeds ultimately recovered from the operations and/or the sale or refinancing of the Debtors or their assets in excess of the First Mortgage and other liabilities.

                  Contingent Payment Right: means any Claim held by a Releasing Investor (as defined in the Restructuring Agreement) to payment of any amount by either of the Claridge Debtors or ACBA, as the case may be, under the Restructuring Agreement.

                  Corporation: The Claridge Hotel & Casino Corporation, a New York corporation.

                  Corporation Interests: The equity interests in the Corporation including, but not limited to, those represented by shares of capital stock of the Corporation and any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating the Corporation to issue, transfer or sell any shares of capital stock of the Corporation.

                  CPPI: means The Claridge at Park Place, Incorporated, a New Jersey corporation.

                  CPPI Deficiency Claim: shall have the meaning ascribed to such term in Section 5.7.2 of the Plan. The amount of the CPPI Deficiency Claim shall equal (i) the Allowed Amount of the Claims asserted against CPPI by the Indenture Trustee for itself and the holders of the First Mortgage Notes as of the CPPI Filing Date; less (ii) the amount received by holders of Allowed Class 2 Claims (i.e., in respect of their Class 2A, 2B and 2C Claims) under the Plan on account of such Claims.

                  CPPI Deficiency Claim Allocation: means an amount equal to the amount of the CPPI Deficiency Claim (i) multiplied by the sum of the Unencumbered CPPI Cash less the amount necessary to satisfy in full (or set aside in an appropriate reserve) all Administrative Expense Claims, Post-Confirmation Wind-Down Expense Claims, the Litigation Trust Administrative Expense Claims, Priority Tax Claims and other Priority Claims; and (ii) divided by the sum of the Allowed Amount of all Class 3, 4 and 5 Claims (and such amount as set aside in the Disputed Claim Reserve with respect to Class 3, 4 or 5 Claims that are Disputed Claims) and the CPPI Deficiency Claim.

                  CPPI Encumbered Cash: means all Cash, other than $9,800,000 which for purposes of the Plan is deemed not subject to the liens asserted by the Indenture Trustee and $7,000,000 in Cash which is being transferred to Park Place pursuant to the Park Place Purchase Agreement, if applicable, held by CPPI on the Effective Date which for purposes of the Plan is deemed subject to a valid, perfected and enforceable security interest asserted by the Indenture Trustee and the Net Proceeds from the sale, liquidation or other disposition of the Excluded Assets to the extent such Excluded Assets other than Cash are subject to the lien, security interest or encumbrance asserted by the Indenture Trustee for itself and the ratable benefit of the Holders of the First Mortgage Notes.

                  CPPI First Mortgage Notes Distribution: shall have the meaning ascribed to such term in Section 5.2.B. of the Plan.

                  CPPI Guaranty: means that certain guaranty executed by CPPI on January 31, 1994 evidencing CPPI's guarantee of the Corporation's obligations under the First Mortgage Notes Indenture and the First Mortgage Notes and all amendments thereto prior to the date hereof.

                  CPPI Interests: The equity interests in CPPI including, but not limited to, those represented by shares of capital stock of CPPI and any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating CPPI to issue, transfer or sell any shares of capital stock of CPPI, all of which are owned by the Corporation.

                  CPPI Purchase Price Allocation: means the portion of the Park Place Purchase Price less the portion of the ACBA Purchase Price Allocation.

                  Creditor: means any Person that is the Holder of a Claim against any of the Debtors that arose on or before the Filing Date or through and including the Effective Date or a Claim against any of the Estates of the kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

                  Creditors' Committee: means the Official Committee of Unsecured Creditors.

                  Debtors:  means collectively, the Corporation, CPPI and ACBA.

                  Deficiency Claim: means the amount by which a Creditor's Claim exceeds the value of the Collateral that secures such Claim.

                  DEWNJ: means Del E. Webb New Jersey, Inc., a New Jersey corporation and a wholly-owned subsidiary of Webb.

                  Disclosure Statement: means the disclosure statement distributed to holders of Claims entitled to vote for the purpose of accepting or rejecting this Plan in accordance with Section 1126(b)(1) of the Bankruptcy Code.

                  Disputed: means with respect to Claims, any Claim that is not Allowed.

                  Disputed Administrative Claims: means any Administrative Claims as to which the Debtors or any other party in interest has interposed an objection in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order.

                  Distribution: means the distribution in accordance with this Plan of Cash or such other property as to be distributed under the Plan.

                  Distribution Address: means the address set forth in the relevant proof of claim. If no proof of claim is filed in respect to a particular Claim, such defined term means the address set forth in the Debtors' Schedules of Assets and Liabilities or register maintained for registered securities.

                  Distribution Reserve: means the reserve established on the Effective Date to hold amounts deposited by the Debtors under this Plan to pay Allowed Unsecured Claims.

                  Distribution Record Date: means the date on which the Confirmation Order is signed.

                  Effective Date:  means the first Business Day:

                  (a) that is at least 11 days after the Confirmation Date;

                  (b) on which no stay of the Confirmation Order is in effect;
and

                  (c) on which all conditions in Article XII of the Plan have been satisfied or have been waived as provided in the Plan.

                  Employee Claim: means an Unsecured Claim based on salaries, wages, sales commissions, expense reimbursements, accrued vacation pay, health-related benefits, incentive programs, employee compensation guarantees, severance or similar employee benefits, except to the extent such Claim is a Park Place Assumed Liability.

                  Estate: means the estate created upon the commencement of each Case as to each Debtor by Section 541 of the Bankruptcy Code.

                  Excluded Assets: means (a) in the event the Park Place Purchase Agreement is consummated, all property of the Debtors' Estates other than the Park Place Property and other than CPPI Encumbered Cash and ACBA/Indenture Trustee Cash to the extent any of such Cash is property of the Debtors' Estates; or (b) in the event the Park Place Purchase Agreement is terminated, the Alternative Excluded Assets.

                  Exempt Tax: means any stamp, recording or similar tax or charge (including any penalties, interest or additions thereto) within the meaning of Section 1146(c) of the Bankruptcy Code that may be imposed by the laws of any state upon the transactions contemplated under, or necessary for the success of, the Plan, including without limitation, any mortgage recording, securities transfer, deed, realty transfer, documentary transfer or gains taxes.

                  Expansion Wraparound Note: means the non-recourse promissory note in the original principal amount of $17,000,000, dated as of March 17, 1986, given by ACBA to CPPI, and all amendments thereto prior to the date hereof.

                  Fee Application: an application of a professional Person under
Section 330, 503 or 506(b) of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in any Chapter 11 Case.

                  Fee Claim: means a Claim for compensation or reimbursement of expenses of a professional pursuant to Section 327, 328, 330 or 503(b) of the Bankruptcy Code in connection with the Cases.

                  Fee Claims Reserve: means an account to be established on the Effective Date to pay the Fee Claims Allowed by Final Order of the Bankruptcy Court.

                  FF&E Notes: means those certain non-recourse promissory notes of various dates given by ACBA to CPPI evidencing loans made by CPPI to ACBA secured by the Wraparound Mortgage to fund the purchase of certain furniture, fixtures, equipment and other capital items.

                  Filing Date: means with respect to the Corporation and CPPI, August 16, 1999, and with respect to ACBA, October 5, 1999.

                  Final Order: means an order, ruling or judgment that is no longer subject to review, modification or amendment by appeal or writ of certiorari.

                  First Mortgage: means the non-recourse first mortgage upon the Hotel Assets, the self-parking garage and all related security agreements and assignments granted by ACBA and CPPI to or for the benefit of the Indenture Trustee and the Holders of the First Mortgage Notes, and all amendments thereto prior to the date hereof.

                  First Mortgage Liquidating Trust: means the trust to be established on the Effective Date pursuant to that certain First Mortgage Liquidating Trust Agreement annexed hereto on Exhibit "C" into which shall be deposited the First Mortgage Liquidating Trust Assets.

                  First Mortgage Liquidating Trust Administrative Expense: means all reasonable costs, expenses and fees incurred in connection with maintaining the First Mortgage Liquidating Trust and the First Mortgage Liquidating Trust Assets, including without limitation (a) all reasonable costs, fees and expenses incurred by the Debtors or the First Mortgage Liquidating Trustee in employing attorneys, accountants, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals to represent or assist the First Mortgage Liquidating Trustee in carrying out the duties of the First Mortgage Liquidating Trustee under the First Mortgage Liquidating Trust Agreement, (b) the compensation paid to the First Mortgage Liquidating Trustee under the First Mortgage Liquidating Trust Agreement, and (c) all other reasonable costs incurred in liquidating the First Mortgage Liquidating Trust Assets in accordance with the First Mortgage Liquidating Trust Agreement.

                  First Mortgage Liquidating Trust Agreement: means that certain First Mortgage Liquidating Trust Agreement which is to govern the First Mortgage Liquidating Trust, substantially in the form attached as Exhibit "C" to this Plan, pursuant to which, among other things, the First Mortgage Liquidating Trust Assets shall be liquidated and distributed to holders of Allowed Claims in accordance with terms of this Plan. The First Mortgage Liquidating Trustee Agreement shall be filed with the Bankruptcy Court and served upon the United States Trustee, counsel for the Noteholder Committee and counsel for the Creditors' Committee in advance of the Confirmation Hearing.

                  First Mortgage Liquidating Trust Assets: means (i) the stock in the Reorganized Corporation to be issued to the First Mortgage Liquidating Trustee for the benefit of the Holders of the First Mortgage Notes under the Plan on account of their Class 7C Claims; (ii) the stock of CPPI to be transferred to the First Mortgage Liquidating Trustee for the benefit of the Holders of the First Mortgage Notes in respect of the Class 2C Claims and (iii) all Excluded Assets to the extent the same are subject to the liens, security interests or encumbrances asserted by the Indenture Trustee.

                  First Mortgage Liquidating Trustee: means the trustee of the First Mortgage Liquidating Trust as contemplated by the First Mortgage Liquidating Trust Agreement.

                  First Mortgage Notes: means the 11-3/4% First Mortgage Notes Due 2002, issued and outstanding under the First Mortgage Notes Indenture.

                  First Mortgage Note Claim: means any Claim against the Debtors by any Holder of a First Mortgage Note, including pursuant to or arising under the First Mortgage Notes, the First Mortgage, the CPPI Guaranty, the First Mortgage Notes Indenture, the Collateral Trust Agreement and the Security Documents.

                  First Mortgage Notes Indenture: means that certain Indenture, dated as of January 31, 1994, among the Corporation, CPPI and the Indenture Trustee, pursuant to which the First Mortgage Notes were issued, and all amendments thereto prior to the date hereof.

                  General ACBA Claim: means any Unsecured Claim against ACBA, other than an Intercompany Claim.

                  General Corporation Claim: means any Unsecured Claim against the Corporation, other than an Intercompany Claim.

                  General CPPI Claim: means any Unsecured Claim against CPPI, other than an Intercompany Claim.

                  General Liquidating Trust: means the trust established under this Plan and the General Liquidating Trust Agreement.

                  General Liquidating Trust Administrative Reserve: means the reserve to be established on the Effective Date by the Debtors or otherwise under the General Liquidating Trust Agreement to fund the General Liquidating Trust Administrative Expenses in an amount equal to $200,000 from the Unencumbered CPPI Cash.

                  General Liquidating Trust Administrative Expense: means all reasonable costs, expenses and fees incurred in connection with maintaining the General Liquidating Trust and the General Liquidating Trust Assets, including without limitation (a) all reasonable costs, fees and expenses incurred by the Debtors or the General Liquidating Trustee in employing attorneys, accountants, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals to represent or assist the General Liquidating Trustee in carrying out the duties of the General Liquidating Trustee under the General Liquidating Trust Agreement, (b) the compensation paid to the General Liquidating Trustee under the General Liquidating Trust Agreement, (c) all reasonable costs, fees and expenses incurred in prosecuting and/or settling the Avoiding Power Causes of Action, (d) all other reasonable costs incurred in liquidating the General Liquidating Trust Assets in accordance with the General Liquidating Trust Agreement, and (e) the reasonable, actual and necessary expenses of the PEDC.

                  General Liquidating Trust Agreement: means that certain General Liquidating Trust Agreement which is to govern the General Liquidating Trust, substantially in the form attached as Exhibit "B" to this Plan, pursuant to which, among other things, the General Liquidating Trust Assets shall be liquidated and distributed to holders of Allowed Claims in accordance with terms of this Plan. The General Liquidating Trustee Agreement shall be filed with the Bankruptcy Court and served upon the United States Trustee and counsel for the Creditors' Committee in advance of the Confirmation Hearing.

                  General Liquidating Trust Assets: means all Excluded Assets of the Claridge Debtors, to the extent such property is not subject to the lien, security interest or encumbrance asserted by the Indenture Trustee, once transferred into the General Liquidating Trust, and any and all proceeds thereof and interest accruing with respect thereto.

                  General Liquidating Trustee: means the trustee of the General Liquidating Trust as contemplated by the General Liquidating Trust Agreement.

                  Global Stipulation: means the Stipulation And Order In Connection With (A) Entry Into Fifth Interim Order For Use Of Cash Collateral In Claridge Cases; (B) Limited Suspension Of Trustee's Adversary Proceeding For Determination Of Extent, Validity And Priority Of Liens On Assets Of The Claridge Debtors And Amendments To Answers Thereto; (C) Partial Distribution Of Funds Held In Escrow Pursuant To Prior Interim Cash Collateral Orders; And (D) Resolution Of Disputes Relating To Extent, Validity And Priority Of Trustee's Liens, Cash Collateral And Funding Issues In Atlantic City Boardwalk Associates' Case dated December 21, 1999.

                  Holder: means the beneficial owner of any Claim or Interest.

                  Impaired: means any Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

                  Indenture Trustee: The Bank of New York, in its capacity as successor indenture trustee under the First Mortgage Notes Indenture and as successor collateral trustee under the Collateral Trust Agreement and IBJ Whitehall Bank & Trust Company, in its capacity as indenture trustee under the First Mortgage Notes Indenture and as collateral trustee under the Collateral Trust Agreement.

                  Indenture Trustee Cash: means all Cash being held by the Indenture Trustee on the Effective Date for itself and the ratable benefit of the Holders of the First Mortgage Notes pursuant to and subject to the terms of the Global Stipulation, net of all payments in respect of ACBA's court approved budgeted expenses, the ACBA's court approved fees and expenses of professionals and the fees and expenses of the Indenture Trustee, its counsel and advisors through the Effective Date pursuant to the Global Stipulation.

                  Indenture Trustee Fee Claim: means the fees, costs and expenses incurred by the Indenture Trustee, including the costs, fees and expenses of its counsel and other retained professionals since the Filing Dates in these Cases.

                  Indenture Trustee Fees: shall have the meaning ascribed to such term in Section 2.7 of the Plan.

                  Initial Distribution Date: means: (a) with respect to Claims, other than Fee Claims, the date that is the later of (i) thirty (30) days after the Effective Date (or as soon thereafter as reasonably practicable), (ii) the date (or as soon thereafter as reasonably practicable) such Claims become Allowed Claims or otherwise become payable under the Plan, and (iii) such later date as the Debtor shall determine is appropriate; and (b) with respect to Fee Claims, the date (or as soon thereafter as reasonably practicable) that such Claims are Allowed by Final Order of the Bankruptcy Court. With respect to the Claims asserted by the holders of the First Mortgage Notes, Distributions in respect of their Class 2 and 7 Claims shall be made to the Indenture Trustee on the Initial Distribution Date who shall then make Distributions to the holders of such Claims in accordance with the terms of the First Mortgage Notes Indenture.

                  Insiders:  As defined in Section 101 of the Bankruptcy Code.

                  Intercompany Claim: means any Claim against one Debtor held by any other Debtor.

                  Interests: means the collective reference to the ACBA Interests, the Corporation Interests and the CPPI Interests.

                  Local Rules: means the Local Bankruptcy Rules of the District of New Jersey, as applicable to the Chapter 11 Cases.

                  Net Proceeds: means the Cash consideration received from the sale, transfer, or collection of property of the Estates or the conversion of such property to Cash in some other manner as contemplated in this Plan, whether occurring before, on or after the Effective Date, less the reasonable, necessary and customary expenses attributable to such sale, transfer, collection or conversion, including costs of curing defaults under executory contracts that are assigned, paying personal property or other taxes accruing in connection with such sale, transfer or conversion or such property, brokerage fees and commissions, collection costs, reasonable attorneys' fees and expenses and any applicable taxes or other claims of any governmental authority in connection with such property and any escrows or accounts established to hold funds for purchase price adjustments, indemnification claims or other purposes in connection with such sale, transfer or collection; provided, however, that upon the release to the General Liquidating Trustee of funds from such escrows or accounts, such funds shall become Net Proceeds of the relevant sale, transfer or collection.

                  New Stock: means the shares of common stock of the Reorganized Corporation to be issued after the existing Corporation Interests are extinguished and cancelled pursuant to the terms of the Plan for transfer to the First Mortgage Liquidating Trust in satisfaction of the Noteholders Claims under Class 7C and having the rights as set forth in the Restated Certificate of Incorporation, in accordance with the exemption from registration under Section 1145 of the Bankruptcy Code.

                  NJCCC:  means the New Jersey Casino Control Commission.

                  Noteholder Committee: means the Official Committee of Secured Noteholders.

                  Operating Leases: means the collective reference to the Operating Lease Agreement between ACBA, as lessor, and CPPI, as lessee, dated as of October 31, 1983, and the Expansion Operating Lease Agreement between ACBA, as lessor, and CPPI, as lessee, dated as of March 17, 1986 and, in each case, all amendments thereto prior to the date hereof.

                  Park Place: means Park Place Entertainment Corp., a Delaware corporation and the Buyer under the Park Place Purchase Agreement.

                  Park Place Assumed Liabilities: means those liabilities of CPPI and ACBA, as defined in Section 1 of the Park Place Purchase Agreement, to be assumed by Park Place pursuant to Section 5 of the Park Place Purchase Agreement.

                  Park Place Distribution: means the Cash to be distributed to Park Place or any of its Affiliates or Insiders under the Plan in respect of its Claims as a holder of $2,500,000 of The First Mortgage Notes in Classes 2 and 7.

                  Park Place Property: means the term Property as defined in the Park Place Purchase Agreement.

                  Park Place Purchase Agreement: means that certain agreement of purchase and sale dated as of November 28, 2000 between Park Place, CPPI and ACBA, a copy of which is annexed hereto as Exhibit "A".

                  Park Place Purchase Price: means the amount to be paid by Park Place for the Property pursuant to Section 2.1 of the Park Place Purchase Agreement, as adjusted in accordance with the Park Place Purchase Agreement.

                  PEDC: means the post-Effective Date committee of Unsecured Creditors which may be appointed by the Creditors' Committee which shall have those duties and responsibilities described in the Plan and the General Liquidating Trust Agreement.

                  Periodic Distribution Date: means (a) initially, the first Business Day occurring three (3) full months after the Initial Distribution Date, and (b) subsequently, the first Business Day occurring three (3) full months after the immediately preceding Periodic Distribution Date.

                  Person: means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, person, trust, trustee, United States trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code) or political subdivision thereof, agency, or other person.

                  Plan: means this Third Amended Joint Chapter 11 Plan, as altered, amended or modified from time to time by the Proponents in accordance with the Bankruptcy Code, the Bankruptcy Rules and this Plan.

                  Post-Confirmation Wind-Down Expenses: shall have the meaning ascribed to such term in Section 2.3 of the Plan.

                  Post-Confirmation Wind-Down Expense Reserve: shall have the meaning ascribed to such term in Section 2.3 of the Plan.

                  Priority Claim: means any Claim, other than a Priority Tax Claim or an Administrative Expense Claim, which is entitled to priority in payment under Section 507(a) of the Bankruptcy Code.

                  Priority Tax Claim: Any Claim which is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

                  Record Date: means the date on which Creditors entitled to vote on the Plan are determined by their record ownership of Claims, which date shall be the date of entry of an Order of the Bankruptcy Court approving the Disclosure Statement.

                  Related Documents: means the Collateral Trust Agreement and the Security Documents.

                  Reorganized Corporation: means the Corporation from and after the Effective Date.

                  Restated Bylaws: The Bylaws of the Corporation, as amended and restated pursuant to this Plan.

                  Restated Certificate of Incorporation: The certificate of incorporation of the Corporation, as amended and restated pursuant to this Plan.

                  Restructuring Agreement: means the agreement, dated October 27, 1988, among the Corporation, CPPI, DEWNJ, ACBA, Robert Swanson, Everett Mangam, T. Edward Plant, Anthony Atchley, Gerald Heetland, AC Boardwalk Partners Corp. and First Fidelity Bank, National Association, New Jersey, to restructure the financial obligations of the Corporation and CPPI.

                  Schedules: means the schedules of assets and liabilities and statement of financial affairs, as may have been amended from time to time, filed by each of the Debtors pursuant to Bankruptcy Rule 1007.

                  Secured Claim: A Claim under Bankruptcy Code ss. 506 arising on or before the relevant Filing Date that is secured by a valid, perfected, enforceable and non-avoidable lien on property of a Debtor or that is subject to setoff under Bankruptcy Code ss. 553, to the extent of the value of the interest of the Holder of such Claim in the Debtor's interest in the property, or to the extent of the amount of the setoff, as applicable, provided, however, that if the Holder's Class timely elects application of Bankruptcy Code ss. 1111(b)(2), each Holder's Claim in such Class shall be a Secured Claim in the full amount of the Holder's Allowed Claim.

                  Security Documents: means all other documents, pledges, agreements, guarantees, subordination agreements, assignments or other documents between the Debtors, the Indenture Trustee or the First Mortgage Note holders which grant or evidence any legal, contractual or equitable right or remedy of the holders of the First Mortgage Notes or the Indenture Trustee in, to or against the Debtors or their property, including the CPPI Cash Collateral Pledge, the CPPI Security Agreement, the Corporation Pledge Agreement, the Partnership Cash Collateral Pledge and the Partnership Security Agreement as such terms are defined in the First Mortgage Notes Indenture.

                  September Operating Leases Payment Account: means that certain interest bearing escrow account maintained at Summit Bank for the benefit of the Indenture Trustee subject to the Global Stipulation in which there remains one-half of the $971,717.77 deposited therein and the interest and dividends earned thereon.

                  Trade Claim: An Unsecured Claim of any Person against any of the Debtors for goods provided and/or services rendered in the ordinary course by such Person to such Debtor.

                  Unencumbered CPPI Cash: means $9.8 million of Cash (representing the amount of Cash held by CPPI in the casino cage account on the Filing Date which for purposes of the Plan is deemed not subject to the security interests asserted by the Indenture Trustee) and any Net Proceeds received on account of the Excluded Assets to the extent the same are not subject to the liens, security interests, or encumbrances asserted by the Indenture Trustee for itself and the ratable benefit of the holders of the First Mortgage Notes.

                  Unsecured Claim: Any Claim other than a Secured Claim, an Administrative Expense Claim, a Priority Claim or a Priority Tax Claim.

                  Unsecured Creditor Allocation: means (a) to the extent the Park Place Purchase Agreement closes, the sum of (i) Unsecured Creditor Unencumbered Cash Distribution and (ii) the Park Place Distribution; or (b) to the extent the Park Place Purchase Agreement does not close, the Unsecured Creditor Unencumbered Cash Distribution.

                  Unsecured Creditor Unencumbered Cash Distribution: means an amount equal to the Allowed Amount of all Class 3, 4 and 5 Claims (and such amount as set aside in the Disputed Claim Reserve with respect to Classes 3, 4 and 5 Claims that are Disputed Claims) (i) multiplied by the sum of the Unencumbered CPPI Cash less the amount necessary to satisfy in full (or set aside in an appropriate reserve) all Administrative Expense

Claims, the Litigation Trust Administrative Expense claims, Post-Confirmation Wind-Down Expense Claims, Priority Tax Claims and other Priority Claims; and
(ii) divided by the sum of the Allowed Amount of all Class 3, 4 and 5 Claims (and such amount as set aside in the Disputed Claim Reserve with respect to Class 3, 4 or 5 Claims that are Disputed Claims) and the CPPI Deficiency Claim.

                  United Way:  means the Valley of the Sun United Way.

                  Webb:  means Del Webb Corporation, an Arizona corporation.

                  Wraparound Mortgage: The Expandable Wraparound Mortgage and Security Agreement between ACBA, as Mortgagor, and CPPI, as Mortgagee, dated as of October 31, 1983, and all amendments thereto prior to the date hereof.

                  Wraparound Note: The non-recourse promissory note in the original principal amount of $127,000,000 dated as of October 31, 1983, given by ACBA to CPPI, and all amendments thereto prior to the date hereof, that matures on September 30, 2005.

         1.2 Document References. All references to documents shall include all addenda, exhibits and schedules attached thereto or referred to therein.

         1.3 Other Definitions. A term used and not defined herein, but that is defined in the Bankruptcy Code, shall have the meaning set forth therein. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The word "including" shall mean "including, without limitation." The singular shall include the plural and vice versa unless the context otherwise requires.
                                   ARTICLE II

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

         2.1 Administrative Expense Claims. Except as set forth in section 2.5 below, Allowed Administrative Expense Claims (other than Claims for compensation and reimbursement of expenses of Professionals) will be paid in full, in Cash, on the Effective Date, or, if such Claim becomes Allowed after the Effective Date, within five (5) days after such Claim becomes Allowed. Any fees due and owing to the United States Trustee shall be paid in full on the Effective Date, or as soon thereafter as practicable. Notwithstanding anything in the Plan to the contrary, Administrative Claims of the United States Trustee for fees pursuant to 11 U.S.C. ss. 1930(a)(6) shall be paid in accordance with the applicable schedule for payment of such fees.

         2.2 Professional Fee Claims. All requests by Professionals for final allowance of compensation and reimbursement of expenses accrued as of the Effective Date must be filed with the Court within sixty (60) days of the Effective Date and will be paid within five (5) days after such Claims become Allowed. Except as otherwise provided in the Global Stipulation, the estimated amount of unpaid fees and expenses of Professionals as of the Effective Date will be deposited by the Debtors from Unencumbered CPPI Cash in the Fee Claims Reserve on the Confirmation Date. Such escrowed funds shall be used to pay Allowed Administrative Expense Claims of Professionals.

         2.3 Post-Confirmation Wind-Down Expenses. For the period arising from and after the Effective Date, including with respect to the Claridge Debtors and ACBA through their respective dissolution date and the completion of their winding-down, fees or expenses incurred by ACBA, the Claridge Debtors, and the First Mortgage Liquidating Trustee, including the First Mortgage Liquidating Trust Administrative Expenses, as the case may be, (collectively, the "Post-Confirmation Winding-Down Expenses") shall be paid when and to the extent such fees or expenses become due and payable without further order of the Bankruptcy Court. On the Effective Date, the Debtors shall establish a reserve (the "Post-Confirmation Wind-Down Expense Reserve") in an amount initially equal to $300,000 or such additional amount as determined necessary by the Debtors to fund, among other things, the costs and expenses of making distributions as required under the Plan, winding-down their respective affairs, filing tax returns and dissolving under applicable state and federal law. The Post-Confirmation Wind-Down Expense Reserve shall be funded from Unencumbered CPPI Cash. In addition, the First Mortgage Liquidating Trustee shall set aside in the Post-Confirmation Wind-Down Expense Reserve $50,000 from the Unencumbered CPPI Cash to fund up to $50,000 of the expense and costs (but not any underlying tax liability owed by a general partner or a limited partner) related to any tax inquiry, audit or appeal of any tax liability of ACBA or a general relating to ACBA. The costs and expenses up to $59,400 associated with the preparation of final tax returns for ACBA, which under the Plan shall be the responsibility of the corporate general partner of ACBA, shall be funded pursuant to the terms of the Global Stipulation and shall not be paid from the Post-Confirmation Wind-Down Expense Reserve.

         2.4 Source of Funding. The source of funding to satisfy Administrative Expense Claims shall be from (i) Park Place, to the extent such Claim constitutes a Park Place Assumed Liability; (ii) Unencumbered CPPI Cash with respect to all other such Claims to the extent not assumed by Park Place under the Park Place Purchase Agreement as a Park Place Assumed Liability; or (iii) the Global Stipulation in the case of budgeted expenses approved by the Court on or prior to the Effective Date. To the extent such Administrative Expense Claims in Section 2.1(ii) of the Plan are not payable on the Effective Date for any reason (including because of their terms or such Claims are disputed), such Claims to the extent Allowed shall be paid from the Administrative/Priority Tax Claims Reserve.

         2.5 Bar Date for Administrative Expense Claims.

                  (a) In General. Unless the payment date is otherwise established by an Order of the Bankruptcy Court, and other than Administrative Expense Claims of Professionals, requests for payment of Administrative Expense Claims as of the Effective Date must be filed with the Court and served on the Debtors, the Creditors' Committee, the Noteholder Committee and the Indenture Trustee no later than thirty (30) days after the Effective Date. Any Person that is required to file and serve a request for payment of an Administrative Expense Claim and that fails to timely file and serve such request, shall be forever barred, estopped and enjoined from asserting such Claim against the Debtors, the Estates of the Debtors or their respective property. The administrative bar date shall not apply to fees payable to the United States Trustee pursuant to 11 U.S.C. ss. 1930(a)(6).

                  (b) Professionals. Professionals or other Persons requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date shall file an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be filed no later than ninety
(90) days after the Effective Date.

                  (c) Ordinary Course Liabilities. Holders of Administrative Expense Claims arising in the ordinary course of the Debtors' Chapter 11 Case shall not be required to file any request for payment of such Claims. All such Administrative Expense Claims which are not due and payable by their terms as of the Confirmation Date shall be assumed by Park Place, and paid in accordance with their terms, subject to all applicable offsets and defenses which the Debtors may hold to payment of such Claims.

         2.6 Priority Tax Claims. Each holder of an Allowed Priority Tax Claim asserted against the Debtors shall be paid the full amount of the Allowed Priority Tax Claim, in Cash, on the later of (i) the Effective Date (or as soon thereafter as is practicable); or (ii) the first Business Day after such Claim becomes an Allowed Claim (or as soon thereafter as is practicable). The source of funding for Allowed Priority Tax Claims against the Debtors' Estates shall be the Unencumbered Cash either on the Effective Date (if such Claim is Allowed as of such date) or from the Administrative/Priority Tax Claims Reserve.

         2.7 Indenture Trustee Fees and Expenses. On or prior to the Effective Date, the Indenture Trustee shall furnish to the Debtors a certification stating
(i) the aggregate amount of its previously invoiced but then unpaid fees and unreimbursed expenses (including the fees and expenses of its counsel and advisors), and (ii) an estimate of such fees and expenses from the latest date covered by its last invoice to and including the Effective Date and an estimate of any post-Effective Date fees and expenses (collectively, the "Indenture Trustee Fees"). On the Effective Date, in satisfaction of the Indenture Trustee's unpaid fees and expenses, the Indenture Trustee shall retain from cash held by the Indenture Trustee an amount of cash equal to the aggregate amount stated in its aforementioned certification. Such amount shall be in addition to the amount previously retained by the Indenture Trustee in payment of its fees and expenses incurred both prior to and after the Filing Date pursuant to the Global Stipulation Cash Collateral Orders and the Indenture. The Indenture Trustee shall not be required to file an application with respect to its fees and expenses and the fees and expenses of its retained professionals. The Indenture Trustee shall reserve its rights to assert that it is not required to obtain Bankruptcy Court approval of such fees and expenses. In the event that the cash held by the Indenture Trustee is insufficient to pay its unpaid invoiced fees and expenses, the Debtors shall pay to the Indenture Trustee such shortfall in cash on the Effective Date.

         The amount of any estimated fees and expenses not covered by an invoice on the Effective Date will be held in trust in a segregated interest bearing money market account (the "Segregated Account") by the Indenture Trustee, if the cash held by the Indenture Trustee is sufficient or by CPPI, if additional cash is required to pay the estimated unpaid fees and expenses of the Indenture Trustee, until final invoices are presented to the Debtors and until any fee application and any appeals relating to any disposition thereof have been determined. The Indenture Trustee and CPPI, to the extent to which each is entitled to the funds so held in the Segregated Account, shall also be entitled to interest and income earned on the portion of the funds payable to the Indenture Trust and CPPI, respectively. Upon receipt of certification of such final invoices and approval by the Bankruptcy Court, if so required, such amount shall be paid to the Indenture Trustee from the Segregated Account together with interest thereon and the balance shall be released to the Indenture Trustee for distribution to the holders of the First Mortgage Notes. Except for those funds held in the Segregated Account as provided above, any excess cash remaining within the possession, custody or control of the Indenture Trustee, including funds held in the AOB Escrow Account, and the September Operating Leases Payment Account, shall be deemed exclusively to be the property of and distributed to the Holders of the First Mortgage Notes on the Effective Date.

         Distributions made to the Holders of First Mortgage Note Claims pursuant to the Plan will be subject to the lien rights of the Indenture Trustee until the Indenture Trustee's fees and expenses are paid in full. The Confirmation Order shall provide that the Indenture Trustee charging lien shall attach to all cash to be distributed to it under the Plan and all distributions to the Holders of the First Mortgage Notes until the aggregate amount stated in its certification has been paid in full. The Indenture Trustee charging lien shall remain on the funds in the Segregated Account until the final invoice is paid in full.

         2.8 General Liquidating Trust Administrative Reserve. On the Effective Date, the Debtors shall establish the General Liquidating Trust Administrative Reserve into which shall be deposited from the Unencumbered CPPI Cash an amount sufficient to pay and reserve for anticipated General Liquidating Trust Administrative Expenses.
                                   ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         3.1 Classification of Claims: Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expense Claims and Priority Tax Claims of the kinds specified in Sections 507(a)(1) and 507(a)(8), respectively, of the Bankruptcy Code have not been classified and are excluded from the following classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.

         3.2 Class 1: Priority Claims. This class consists of all Priority Claims that are not Priority Tax Claims.

         3.3 Class 2: First Mortgage Note Secured Claims.

                  3.3.1 Class 2A: First Mortgage Note ACBA Secured Claim. This class consists of the Secured Claims asserted by or on behalf of the Holders of the First Mortgage Notes against ACBA.

                  3.3.2 Class 2B: First Mortgage Note CPPI Secured Claim. This class consists of the Secured Claims asserted by or on behalf of the Holders of the First Mortgage Notes against CPPI.

                  3.3.3 Class 2C: First Mortgage Note Corporation Secured Claim. This class consists of the Secured Claims asserted by or on behalf of the Holders of the First Mortgage Notes against Corporation.

         3.4 Class 3: General Corporation Claims. This class consists of all General Corporation Claims.

         3.5 Class 4: General CPPI Claims. This class consists of all General CPPI Claims (including Trade Claims against CPPI and Employee Claims).

         3.6 Class 5: General ACBA Claims. This class consists of General ACBA Claims.

         3.7 Class 6: Intercompany Claims. This class consists of all Intercompany Claims.

         3.8  Class 7:  First Mortgage Notes Deficiency Claims.

                  3.8.1 Class 7A: ACBA Deficiency Claim. This class consists of the Deficiency Claim asserted by or on behalf of the Holders of the First Mortgage Notes against ACBA.

                  3.8.2 Class 7B: CPPI Deficiency Claim. This class consists of the Deficiency Claim asserted by or on behalf of the Holders of the First Mortgage Notes against CPPI.

                  3.8.3 Class 7C: Corporation Deficiency Claim. This class consists of the Deficiency Claim asserted by or on behalf of the Holders of the First Mortgage Notes against Corporation.

         3.9 Class 8: Micros Leasing Secured Claim. This class consists of the Secured Claims asserted by Micros Leasing against CPPI under that certain agreement dated November 11, 1998 between CPPI and POS Credit Corporation dba Micros Leasing.

         3.10 Class 9: Simplex Secured Claim. This class consists of the Secured Claims asserted by Simplex Time Recorder Co. ("Simplex") against ACBA under that certain agreement dated March 27, 1999 between Simplex and ACBA.

         3.11 Class 10: Contingent Payment Rights Claims. This class consists of all Allowed Contingent Payment Rights Claims.

         3.12 Class 11: Contingent Payment Claims. This class consists of all Allowed Contingent Payment Claims.

         3.13 Class 12: Corporation Interests. This class consists of all Corporation Interests.

         3.14 Class 13: CPPI Interests. This class consists of all CPPI
Interests.

         3.15 Class 14: ACBA Interests. This class consists of all ACBA
Interests.

         3.16 Classification Rules: A Claim is in a particular Class only to the extent that the Claim qualifies within the description of Claims of that Class, and such Claim is in a different Class to the extent that the remainder of the Claim qualifies within the description of the different Class. Pursuant to
Section 1123(a)(4) of the Bankruptcy Code, all Allowed Claims of a particular Class shall receive the same treatment unless the Holder of a particular Allowed Claim agrees to a less favorable treatment for such Allowed Claim. For purposes of the Plan, and pursuant to Section 510(a) of the Bankruptcy Code, the Plan shall give effect to subordination agreements which are enforceable under applicable non-bankruptcy law, except to the extent the beneficiary or beneficiaries thereof agree to less favorable treatment. The Plan shall also give effect to the subordination rules of Sections 510(b) and (c) of the Bankruptcy Code. The inclusion of a Creditor by name in any Class is for purposes of general description only, and includes all Persons claiming as beneficial interest holders, assignees, heirs, devisees, transferees or successors in interest of any kind of the Creditor named.

                                   ARTICLE IV

                     IDENTIFICATION OF CLASSES OF CLAIMS AND
                INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN

         4.1 Classes of Claims Impaired by this Plan and Entitled to Vote. First Mortgage Note Claims (Classes 2A, 2B and 2C), General Corporation Claims (Class
3), General CPPI Claims (Class 4), General ACBA Claims (Class 5), Intercompany Claims (Class 6), First Mortgage Notes Deficiency Claims (Classes 7B and 7C), Micros Leasing Claim (Class 8) and Simplex Claim (Class 9) are Impaired by this Plan, are receiving distributions under the Plan and, therefore, the Holders of Allowed Claims in Classes 2, 3, 4, 5, 6, 7B, 7C, 8 and 9 are entitled to vote to accept or reject this Plan.

         4.2 Classes of Claims and Interests Impaired by this Plan and Deemed to Reject this Plan. Holders of Allowed Contingent Payment Rights Claims (Class
10), Allowed Contingent Payment Claims (Class 11), Corporation Interests (Class
12) and ACBA Interests (Class 14) are Impaired and do not receive or retain any property under this Plan. Under Section 1126(g) of the Bankruptcy Code, the holders of such Claims and Interests are deemed to reject this Plan and the votes of such holders will not be solicited.

         4.3 Classes of Claims and Interests Not Impaired by this Plan and Conclusively Presumed to Accept this Plan. Priority Claims (Class 1), the First Mortgage Notes Deficiency Claim against ACBA (Class 7A) and CPPI Interests (Class 13) are not Impaired by this Plan. Under Section 1126(f) of the Bankruptcy Code, the holders of such Claims and Interests are conclusively presumed to accept this Plan, and the votes of such holders will not be solicited.

                                    ARTICLE V

                PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

         5.1 Priority Claims (Class 1). Each Holder of an Allowed Priority Claim shall be paid the Allowed amount of such Claim, including all applicable interest and other charges to which the Holder of such Allowed Priority Claim may be entitled under applicable law or contract, to the extent permitted under the applicable provision of Section 507(a), in Cash, on the later of: (a) the Effective Date (or as soon thereafter as is practicable) or (b) the first Business Day after such Claim becomes an Allowed Claim (or as soon thereafter as is practicable).

         5.2 First Mortgage Note, Secured Claims Against ACBA, CPPI and Corporations (Classes 2A, 2B and 2C). Except as otherwise provided in the Plan, upon the Effective Date, any Claim held or asserted by the Holders of the First Mortgage Notes against ACBA, CPPI or Corporation shall be extinguished, discharged and released and any mortgage, lien or encumbrance securing such Claim, shall be discharged, waived and released. In exchange therefor, under the Plan, holders of Allowed Class 2 Claims will receive the following treatment whether holders of Allowed Class 2 Claims, as a class, vote to accept or reject the Plan.

                  2.A. Treatment of First Mortgage Notes Secured Claims Against ACBA (Class 2A).

                  Upon the Effective Date, and subject to satisfaction of any Claims asserted by the Indenture Trustee pursuant to Section 2.7 of the Plan and the First Mortgage Notes Indenture, the Indenture Trustee shall receive or retain, as the case may be, for the purpose of making distributions to the Holders of the First Mortgage Note Claims (i) the ACBA/Indenture Trustee Cash and (ii) the ACBA Purchase Price Allocation (collectively, the "ACBA First Mortgage Notes Distribution"). The ACBA First Mortgage Notes Distribution shall be free and clear of any and all liens, claims and encumbrances other than the liens and mortgages held or asserted by the Indenture Trustee for itself and on behalf of the Holders of the First Mortgage Notes. The Indenture Trustee shall distribute the ACBA First Mortgage Notes Distribution within ten (10) business days following the Effective Date in accordance with the terms of the First Mortgage Notes Indenture and in the case of any amounts distributed to the Indenture Trustee subsequent to the Effective Date, within ten (10) business days thereafter.

                  2.B. Treatment of First Mortgage Notes Secured Claims Against CPPI (Class 2B).

                  Upon the Effective Date, and subject to satisfaction of any Claims asserted by the Indenture Trustee pursuant to Section 2.7 of the Plan and the First Mortgage Notes Indenture, the Indenture Trustee shall receive or retain, as the case may be, for the purpose of making distributions to the Holders of the First Mortgage Notes, (i) the CPPI Purchase Price Allocation; and
(ii) the CPPI Encumbered Cash (collectively, the "CPPI First Mortgage Notes Distribution"). The CPPI First Mortgage Notes Distribution shall be free and clear of any and all liens, claims and encumbrances other than the liens and mortgages held or asserted by the Indenture Trustee for itself and on behalf of the Holders of the First Mortgage Notes. The Indenture Trustee shall distribute the CPPI First Mortgage Notes Distribution within ten (10) business days following the Effective Date in accordance with the terms of the First Mortgage Notes Indenture and in the case of any amounts distributed to the Indenture Trustee subsequent to the Effective Date, within ten (10) business days thereafter.

                  2.C. First Mortgage Note Secured Claims Against Corporation (Class 2C).

                  Upon the Effective Date, the Holders of the First Mortgage Notes Claims shall retain their liens and security interest in and upon the CPPI Interests and all other property owned by Corporation, with such property being transferred on the Effective Date to the First Mortgage Liquidating Trust.

         5.3 General Corporation Claims (Class 3). As soon as practicable after the Effective Date, each holder of an Allowed General Corporation Claim shall receive, until paid in full, with interest, a pro rata distribution of the Unsecured Creditor Allocation.

         5.4 General CPPI Claims (Class 4). As soon as practicable after the Effective Date, each holder of an Allowed General CPPI Claim shall receive, until paid in full, without interest, a pro rata distribution of the Unsecured Creditor Allocation.

         5.5 General ACBA Claims (Class 5). As soon as practicable after the Effective Date, each holder of an Allowed General ACBA Claim shall receive, until paid in full, without interest, a pro rata distribution of the Unsecured Creditor Allocation.

         5.6 Intercompany Claims (Class 6). Allowed Intercompany Claims shall be satisfied in full as follows: On the Effective Date, all Intercompany Claims held by ACBA against the Claridge Debtors shall be extinguished and no distribution shall be made in respect of such Claims. On the Effective Date, ACBA will sell, transfer, convey and assign, without recourse, all of its right, title and interest in and to its Excluded Assets, to CPPI free and clear of any liens, claims, or encumbrances or interests (except with respect to any liens or encumbrances classified in Class 2 or otherwise expressly assumed pursuant to this Plan by CPPI in writing prior to the Effective Date) in complete and full satisfaction of ACBA's obligations to CPPI, and CPPI's Claims against ACBA (other than the Wraparound Note, the Wraparound Mortgage and the FF&E Note which are to be assigned to Park Place). On the Effective Date, CPPI shall transfer, convey and assign to Park Place all of its right, title and interest in, to and arising under the Wraparound Note, the FF&E Notes and the Wraparound Mortgage, and Park Place shall assume CPPI's and ACBA's obligations thereunder, which transfer shall be otherwise free and clear of all liens, claims and encumbrances asserted against the Debtors, including relating to the First Mortgage Notes upon the distribution being made to the Indenture Trustee pursuant to the Park Place Purchase Agreement and this Plan. The Operating Leases shall terminate without liability. All other Intercompany Claims between the Claridge Debtors and ACBA shall be deemed satisfied and released.

                  Any Claim held by CPPI against Corporation shall not be affected by the Plan except that CPPI shall subordinate its Claims against Corporation to payment in full of all other Allowed Claims against Corporation, including Claims in Class 3.

         5.7  First Mortgage Notes Deficiency Claims (Class 7).

                  5.7.1 ACBA Deficiency Claim (Class 7A). Pursuant to Section 1111(b) of the Bankruptcy Code as a result of the sale of ACBA's Property to Park Place or the Alternative Buyer and the non-recourse nature of ACBA's obligations to the Holders of the First Mortgage Notes, the amount of the Allowed ACBA Deficiency Claim shall be equal to $0.00. No distribution shall be made by ACBA on account of the ACBA Deficiency Claim.

                  5.7.2 CPPI Deficiency Claim (Class 7B). As soon as practicable after the Effective Date, and subject to the satisfaction of any Claims asserted by the Indenture Trustee pursuant to Section 2.7 of the Plan and the First Mortgage Notes Indenture, the Indenture Trustee shall receive for distribution to the Holders of the Allowed CPPI Deficiency Claim the CPPI Deficiency Claim Allocation and the Indenture Trustee shall distribute the CPPI Deficiency Claim Allocation ratably to the Holders of the First Mortgage Notes as soon as practicable thereafter in accordance with the terms of the First Mortgage Notes Indenture.

                  5.7.3 Corporate Deficiency Claim (Class 7C). As soon as practicable after the Effective Date, the First Mortgage Note Liquidating Trustee, pursuant to the form of the First Mortgage Note Liquidating Trust Agreement shall receive for the ratable benefit of the Holders of the First Mortgage Notes 100% of the New Stock of the Reorganized Corporation in full, complete and final satisfaction of any and all Deficiency Claims the Holders of the First Mortgage Notes may have or assert against the Corporation.

         5.8 Micros Leasing Secured Claim (Class 8). Upon the Effective Date, CPPI shall issue a new note to the holder of such Class 8 Claim in the face amount of such holder's Claims against CPPI and which shall be secured by a first priority security interest upon the property (the "Micros Leasing Collateral") that is the subject of the pre- petition agreement between CPPI and the holder of such claim. The new note shall pay quarterly, in arrears, interest at the rate of eight (8%) percent per annum and mature in one (1) year from the Effective Date at which time the outstanding principal balance of the new note shall be immediately due and payable. Upon the Effective Date, CPPI shall sell the Micros Leasing Collateral to Park Place (or an Alternative Buyer) who shall assume all of CPPI's obligations thereunder, at which time CPPI shall be released from liability to the holder of such Claim.

         5.9 Simplex Secured Claim (Class 9). Upon the Effective Date, ACBA shall issue a new non-recourse note to the holder of such Class 9 Claim in the face amount of such holder's Claims against ACBA and which shall be secured by a first priority security interest upon the property (the "Simplex Collateral") that is the subject of the pre- petition agreement between ACBA and the holder of such claim. The new note shall pay quarterly, in arrears, interest at the rate of eight (8%) percent per annum and mature in one (1) year from the Effective Date at which time the outstanding principal balance of the new note shall be immediately due and payable. Upon the Effective Date, ACBA shall sell the Simplex Collateral to Park Place (or an Alternative Buyer) who shall assume all of ACBA's obligations thereunder, at which time ACBA shall be released from liability to the holder of such Claim.

         5.10 Contingent Payment Rights Claims (Class 10). On the Effective Date, all Allowed Contingent Payment Rights Claims shall be extinguished and no distribution will be made in respect of such Allowed Contingent Payment Rights Claims, including any Allowed Claims arising out of or in connection with the Debtors' rejection of the Restructuring Agreement.

         5.11 Contingent Payment Claims (Class 11). On the Effective Date, all Allowed Contingent Payment Claims shall be extinguished and no distributions will be made in respect of such Allowed Contingent Payment claims, including any Allowed Claims arising out of or in connection with the Debtors' rejection of the Restructuring Agreement.

         5.12 Corporation Interests (Class 12). The Holders of Allowed Corporation Interests will not receive or retain any property under the Plan on account of such Interests and, on the Effective Date, all such Interests shall be extinguished and cancelled.

         5.13 CPPI Interests (Class 13). On the Effective Date, the Corporation will not receive or retain any property under the Plan on account of the CPPI Interests and on the Effective Date, all such CPPI Interests shall be transferred to the First Mortgage Liquidating Trust.

         5.14 ACBA Interests (Class 14). The Holders of Allowed ACBA Interests will not receive or retain any property under the Plan on account of such Interests and, on the Effective Date, all such Interests shall be extinguished and cancelled.

                                   ARTICLE VI

                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

         6.1 Generally. Effective on and as of the Effective Date, all executory contracts and unexpired leases that exist between the Debtors and any Person are hereby rejected, except for any executory contracts and unexpired leases that have been specifically assumed by the Debtors with the approval of the Bankruptcy Court on or before the Effective Date and assigned either to Park Place pursuant to the terms of the Park Place Purchase Agreement or the Alternative Buyer pursuant to the terms of the Alternative Purchase Agreement or in respect of which a motion for rejection has been filed on or before the Effective Date.

         6.2  Particular Contracts.

                  (a) As of the Effective Date, (i) CPPI will reject the Operating Leases (without liability); and (ii) the Debtors will reject, to the extent executory, the Restructuring Agreement, and any and all agreements, contracts or other arrangements entered into in connection therewith to the extent executory as of the Effective Date.

                  (b) As of the Effective Date, CPPI and the Corporation will assume (i) all employment agreements to which they are a signatory in effect as of the Effective Date; (ii) any and all collective bargaining agreements to which they are a signatory in effect as of the Effective Date; and (iii) all employee benefit plans to which they are a signatory in effect as of the Effective Date, and the same shall be assigned to and assumed by Park Place or the Alternative Buyer (as the case may be).

                  (c) As of the Effective Date, the Debtors shall assume all other contracts, agreements or leases identified on Exhibit "D" hereto, and the same shall be assigned on the Effective Date to Park Place or the Alternative Buyer (as the case may be), and thereafter the Debtors shall be released from and have no further liability with respect to such contracts, agreements or leases.

         6.3 Assumption and Assignment. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of all executory contracts and unexpired leases to be assumed by the Debtors and, as the case may be, assigned by the Debtor (i) to Park Place in accordance with the Park Place Purchase Agreement; or (ii) the Alternative Buyer pursuant to the Alternative Purchase Agreement; pursuant to Section 365(a) and (k) of the Bankruptcy Code.

         6.4 Rejection. Claims created by or arising in connection with the rejection of executory contracts and unexpired leases of the Debtors must be filed no later than 30 days after receipt of notice of the entry of a Final

Order authorizing such rejection. Any such Claims not filed within such time shall be forever barred from assertion against the Debtors and their property and estates. Each Claim resulting from such rejection shall constitute a Class 3, 4 and 5 Claim, as the case may be, if unsecured.

         6.5 Officers', Directors' and General Partners' Indemnification Rights. The obligations of the Debtors to indemnify their present or former directors, officers, general partners, and employees (collectively, the "Indemnified Entities") pursuant to their respective certificates of incorporation, by-laws, limited partnership agreement, contractual obligations or any applicable laws in respect of all past, present and future actions, suits and proceedings against any of such directors, officers, agents, employees and representatives based upon any act or omission related to service with, for or on behalf of any of the Debtors shall not be discharged or impaired by confirmation or consummation of this Plan, but shall survive unaffected by the transactions contemplated by this Plan and shall be performed and honored in full by the Debtors pursuant to the Debtors' by-laws, certificates of incorporation, limited partnership agreement, contractual obligations or applicable laws regardless of such confirmation, consummation and reorganization; provided, however, that the sole recourse any such Indemnified Entities may have with respect to any Claim under this Section shall be the Debtors' applicable directors and officers liability policies which shall remain in force and effect for two (2) years following the Effective Date. The premiums and any applicable deductible under such insurance policies shall be Post-Confirmation Wind-Down Expenses. Notwithstanding anything in the Plan to the contrary, on the Effective Date, any Claim held by a general partner or a limited partner of ACBA against another general partner or limited partner or against ACBA shall be deemed waived and released. The First Mortgage Liquidating Trust shall also assume up to $50,000 of the expense and cost (but not any underlying tax liability owed by a general partner or a limited partner), related to any tax inquiry, audit or appeal of any tax liability of ACBA or a general partner of ACBA (related to ACBA) which shall be paid from the Post-Confirmation Wind-Down Expense Reserve and funded in accordance with
Section 2.3 of the Plan.

         6.6 Compensation and Benefit Programs. All employee compensation and benefit plans, policies and programs of the Claridge Debtors applicable generally to their employees, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, and life, accidental death and dismemberment insurance plans, shall be assumed by Park Place in accordance with the terms of the Park Place Purchase Agreement (or by an Alternative Buyer) and continue in full force and effect, without prejudice to Park Place's rights under applicable non-bankruptcy law to modify, amend or terminate any of the foregoing arrangements.

                                   ARTICLE VII

                             DIRECTORS AND OFFICERS

         7.1 Board of Directors. Upon the Effective Date, the Boards of Directors of the Corporation and CPPI shall resign and the new board of directors of the Reorganized Corporation and CPPI shall be appointed by the First Mortgage Note Liquidating Trustee.

         7.2 No Corporate or Partnership Action Required. As of the Effective Date, the adoption, execution, delivery and implementation of all deeds, contracts, leases, documents, instruments, and other agreements related to or contemplated by the Plan, and the other matters provided for, under or in furtherance of the Plan involving action to be taken by or required of the Debtors shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without further order of the Bankruptcy Court or any requirement of further action by stockholders or directors or the partners of the Debtors. All documents or instruments which must be executed and delivered by the Debtors under this Plan shall be deemed appropriately executed if signed by either of the President, Chief Executive Officer, Executive Vice President or any Vice President, or any General Partner, of the Debtors. The power of attorney in favor of the General Partners in the ACBA limited partnership agreement shall be deemed to permit the General Partners to effect the transfer of all partnership interests to CPPI to effectuate this Plan, which shall be effectuated on the Effective Date.

         7.3 Powers and Duties of the Debtors. From and after the Effective Date, the General Liquidating Trustee and the First Mortgage Liquidating Trustee shall have the powers and exercise the duties, as set forth in Section 1123(b)(3) of the Bankruptcy Code, over or with respect to the Excluded Assets, including the right and authorization to retain, enforce, settle and prosecute all Causes of Action.

                                  ARTICLE VIII

                           IMPLEMENTATION OF THIS PLAN

         8.1 Vesting of Property. Except as otherwise expressly provided in this Plan, on the Effective Date, title to the Excluded Assets shall vest in General Liquidating Trust and the First Mortgage Liquidating Trust, as the case may be, free and clear of all Claims, liens, encumbrances, charges and Interests arising on or before the Effective Date.

         8.2 Plan Implementation Related to Park Place Purchase Agreement. Except as provided in Section 8.3 of the Plan, the Bankruptcy Court has approved the Park Place Purchase Agreement as the highest and best offer to date for the Park Place Property.

         8.3 Alternative Plan Implementation Related to Alternative Sale Transaction. In the event the Park Place Purchase Agreement has been terminated and the Debtors have executed an Alternative Purchase Agreement, the Plan shall be implemented by an auction sale pursuant to Section 363 of the Bankruptcy Code of the Property to the Alternative Buyer upon terms to be approved by the Bankruptcy Court after notice and a hearing and consultation with the Noteholder Committee, the Creditors' Committee and any other party-in-interest.

         8.4  The Administrative/Priority Claims Reserve.

                  (a) On the Effective Date, the Debtors shall deposit funds from the Unencumbered CPPI Cash into the Administrative/Priority Claims Reserve in an amount sufficient to pay such Administrative Claims, Priority Claims and Priority Tax Claims. The initial amount funded to the Administrative/Priority Claims Reserve shall be an amount of Unencumbered CPPI Cash to be determined by the Debtors as necessary to pay the amounts of (a) all timely Filed Administrative Claims, Priority Claims and Priority Tax Claims that are not Disputed Claims and (b) all Disputed Claims in such Classes and categories that may become Allowed Claims. Furthermore, to the extent the Debtors determine that funding of the Administrative/Priority Claims Reserve is insufficient, the net proceeds of the continuing liquidation of the Excluded Assets shall, to the extent necessary for such purposes, be allocated to the Administrative/Priority Claims Reserve.

                  (b) The General Liquidating Trustee shall disburse funds from the Administrative/Priority Claims Reserve to pay the Administrative Claims, the Priority Claims, and the Priority Tax Claims. Once all Administrative Claims, Priority Claims and Priority Tax Claims have been either paid in full or Disallowed, any remaining funds shall be deposited in the Distribution Reserve.

         8.5  Fee Claims Reserve.

                  (a) On the Effective Date, the Debtors shall establish from the Unencumbered CPPI Cash the Fee Claims Reserve and deposit into the Fee Claims Reserves an amount determined sufficient to pay Fee Claims Allowed by Final Order of the Bankruptcy Court. The Fee Claims Reserve shall be established in an amount to be determined by the General Liquidating Trustee representing the aggregate of (x) accrued holdbacks, if any, relating to Fee Claims approved by the Bankruptcy Court prior to the Confirmation Date or accrued in accordance with a prior order of the Bankruptcy Court, and (y) the Debtors' estimate of the reasonable Fee Claims accrued or likely to accrue through the Effective Date but not yet approved or disapproved by the Bankruptcy Court or paid pursuant to an order of the Bankruptcy Court less the amount of any retainers held by, for or on behalf of such Professionals.

                  (b) Any remaining unapplied retainers held by, for or on behalf of such Professionals following payment in full of their Allowed Claims shall be deposited in the Distribution Reserve.

                  (c) After all Fee Claims have been Allowed or Disallowed pursuant to Final Orders and after all Allowed Fee Claims have been paid, the remaining or excess funds, as applicable, in the Fee Claims Reserve shall be deposited in the Distribution Reserve.

         8.6 Post-Confirmation Wind-Down Expense Reserve. On the Effective Date, the Debtors shall establish from the Unencumbered CPPI Cash the Post-Confirmation Wind-Down Expense Reserve and deposit funds into the Post-Confirmation Wind-Down Expense Reserve an amount to be determined by the Debtors as reasonably sufficient to pay the Post-Confirmation Wind-Down Expenses. Furthermore, to the extent the General Liquidating Trustee thereafter determines that funding of the Post-Confirmation Wind-Down Expense Reserve is insufficient, the net proceeds of the continuing liquidation of the Excluded Assets to the extent the same constitute Unencumbered CPPI Cash (and not proceeds of Excluded Assets that are subject to the liens asserted by the Indenture Trustee) shall, to the extent necessary for such purposes, be allocated to the Post-Confirmation Wind-Down Expense Reserve. After all costs and expenses associated with the winding-up of the Debtors' affairs, and/or upon the reasonable determination of the First Mortgage Liquidating Trustee that the funds in the Post-Confirmation Wind-Down Expense Reserve exceed the amounts necessary to pay the expenses for which such fund is established, the remaining or excess funds, as applicable, in the Post-Confirmation Wind-Down Expense Reserve shall be deposited in the Distribution Reserve.

         8.7 General Liquidating Trust Administrative Reserve. On the Effective Date the Debtors shall establish from the Unencumbered CPPI Cash the General Liquidating Trust Administrative Reserve and deposit funds into such account as determined by the Debtors to be reasonably sufficient to pay the General Liquidating Trust Administrative Expenses. Furthermore, to the extent the General Liquidating Trustee thereafter determines that funding of the General Liquidating Trust Administrative Reserve is insufficient, the net proceeds of the continuing liquidation of the Extended Assets, to the extent the same constitute Unencumbered CPPI Cash (and not proceeds of Excluded Assets that are subject to the liens asserted by the Indenture Trustee) shall, to the extent necessary for such purposes, be allocated to the General Liquidating Trust Administrative Reserve. Any excess funds remaining in the General Liquidating Trust Administrative Reserve shall be deposited in the Distribution Reserve.

         8.8 The Distribution Reserve. On or after the Effective Date, except as otherwise provided in Article 8 of this Plan, all Net Proceeds remaining after the Administrative/Priority Claims Reserve, the Fee Claims Reserve, the General Liquidating Trust Administrative Reserve, and the Post-Confirmation Wind-Down Expense Reserve have been funded shall be deposited into a Distribution Reserve. Except as otherwise expressly provided in this Article 8 of the Plan all proceeds received, recovered or earned by the Debtors or the General Liquidating Trustee, as the case may be, from the Excluded Assets to the extent the same constitute Unencumbered CPPI Cash shall be deposited into the Distribution Reserve for the purpose of making Distributions as provided for under this Plan.

         8.9 Dissolution of ACBA. On the Effective Date, ACBA will be dissolved and shall cease to operate its business and affairs, other than (1) those actions which AC Boardwalk Partners, Inc., as general partner of ACBA, and (2) the continuation of such business by the Claridge Debtors as provided in this Plan may need to take to wind- up the affairs of ACBA, including the preparation of all tax returns, according the final tax returns. AC Boardwalk Partners Inc. shall also serve as tax matter partner for the final tax returns and shall be substituted for Gerald Heetland as tax matters partner for all prior years.

         8.10 Cancellation of Securities, Notes or Other Instruments; Discharge of Indenture Obligations.

                  (a) As of the Effective Date, any security, note or instrument evidencing a Claim or Interest that is impaired by this Plan (other than any Claim assumed by Park Place or the Alternate Buyer, as the case may be, under the Plan), including without limitation the First Mortgage Notes, shall be deemed cancelled and terminated, and the obligations of the Debtors relating to, arising under, in respect of or in connection with such securities, instruments and agreements shall be discharged; provided, however, that except as otherwise provided herein, notes and other evidence of Claims shall, effective upon the Effective Date, represent the right to participate, to the extent such claims are Allowed, in the distributions contemplated by this Plan.

                  (b) The First Mortgage Notes Indenture, and the obligations of the Indenture Trustee thereunder, shall be cancelled and discharged on the Effective Date, provided that nothing shall affect the Indenture Trustee's lien rights in respect of its fees and expenses; provided, however, that the provisions of the First Mortgage Notes Indenture relating to the rights and duties of the Indenture Trustee shall continue to apply to the extent necessary to implement the terms and conditions of the Plan.

         8.11 Surrender of Securities. Other than any Claim assumed by Park Place or the Alternate Buyer under the Plan, each Holder of a promissory note or other instrument evidencing a Claim impaired hereby shall surrender the same to the Claridge Debtors and the Claridge Debtors shall distribute or shall cause to be distributed to the Holders thereof the appropriate distribution of property hereunder. No distribution of property hereunder shall be made to or on behalf of any such Holder unless and until such promissory note or other instrument is received by the Claridge Debtors, or the unavailability of such note or other instrument is established to the satisfaction of the Claridge Debtors. Any such Holder that fails to surrender or cause to be surrendered such promissory note or other instrument, or to execute and deliver an affidavit of loss and indemnity satisfactory to the Claridge Debtors, and, in the event that the Claridge Debtors so request with respect to the First Mortgage Notes, fails to furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Claridge Debtors, within two years after the Confirmation Date, shall be deemed to have forfeited all Claims against the Claridge Debtor represented by such note or other instrument and shall not participate in any distribution hereunder in respect of such note or other instrument and all property in respect of such forfeited distribution, including (if applicable) interest accrued thereon, shall revert to the Claridge Debtors. Notwithstanding the foregoing, all Claims shall be discharged and all Interests shall be terminated by this Plan to the extent provided herein regardless of whether and when any surrender, indemnity or bond required by this
Section is provided and regardless of whether the Claridge Debtors makes a distribution hereunder in the absence of compliance by any holder of a Claim with the requirements of this Section. The Debtors may waive the requirements of this Section.

         8.12 Restated Certificate of Incorporation and Restated Bylaws. On or prior to the Effective Date, the Corporation and CPPI shall execute and deliver, and file with the Secretary of State of each of the States of New York and New Jersey, respectively, the Plan and the Confirmation Order and the Corporation shall amend its Certificate of Incorporation and Bylaws by filing with the Secretary of State of New York the Restated Certificate of Incorporation and Restated Bylaws consistent with the Plan and the requirements of the Code. Except to the extent prohibited by this Plan, after the Effective Date, CPPI may amend the Restated Certificate of Incorporation and may amend the Restated Bylaws in accordance with the Restated Certificate of Incorporation, such Restated By-laws or applicable state law.

         8.13 Nonvoting Stock. In accordance with section 1123 (a)(6) of the Bankruptcy Code, the certificate of incorporation of CPPI and Corporation shall contain a provision prohibiting the issuance of nonvoting equity securities by the Corporation.

         8.14  The PEDC.

         (a) Creation of the PEDC. The Creditors' Committee is authorized in its sole discretion to appoint and create the PEDC. If the Creditors' Committee desires to create the PEDC, on or before the Effective Date, the Creditors' Committee shall identify the initial members of the PEDC (subject to the consent of the Debtors, which consent shall not be unreasonably withheld) and upon the occurrence of the Effective Date the Creditors' Committee shall cease to exist and the PEDC shall be deemed created and the identified initial members appointed. The PEDC may adopt such bylaws as it deems appropriate, provided that such bylaws do not conflict with the Plan, the Confirmation Order, the General Liquidating Trust Agreement or the Park Place Purchase Agreement (or Alternative Purchase Agreement, as the case may be).

         (b) Reimbursement of PEDC Expenses. Members of the PEDC shall not be entitled to compensation but shall receive reimbursement of reasonable, actual and necessary expenses incurred by them in carrying out the purpose of the PEDC.

         (c) Authority of PEDC. The powers and authority of the PEDC, if appointed shall be the following: (i) in accordance with Section 8.15(k) of the Plan, to appoint a successor General Liquidating Trustee; (ii) if the General Liquidating Trustee determines, in the exercise of the Liquidating Trustee's discretion, that he has a material conflict of interest with respect to the settlement of Claims, the resolution or prosecution of litigation of any other matter, the PEDC with Court approval shall exercise the General Liquidating Trustee's rights and authorities with respect to such matter, and (iii) to review and comment upon any final accounting prepared by the General Liquidating Trustee in respect of the General Liquidating Trust at least twenty (20) days prior to the Filing of such final accounting with the Bankruptcy Court.

         (d) Indemnification. If the PEDC is created, except as otherwise set forth in this Plan, the members of the PEDC (solely with respect to each member of the PEDC's conduct in furtherance of its, his or her duties as a member of the PEDC, and not with respect to the actions of such members as individual creditors) and any Person employed or retained by the members of the PEDC (solely with respect to employment or retention in furtherance of such person's duties on behalf of the PEDC) shall be defended, held harmless and indemnified from time to time by the General Liquidating Trust against any and all losses, Claims, costs, expenses and liabilities to which such indemnified parties may be subject by reason of such indemnified party's execution in good faith of their duties; provided, however, that the indemnification obligations arising pursuant to this Section shall indemnify neither the members of the PEDC, nor any Person employed or retained by the PEDC for any actions taken by such indemnified parties which constitute bad faith, willful misconduct, gross negligence, willful disregard of their duties or material breach of this Plan. Satisfaction of any obligation of the General Liquidating Trust arising pursuant to the terms of this Section shall be payable only from the General Liquidating Trust Assets and such right to payment shall be prior and superior to any other rights to receive a Distribution of the General Liquidating Trust Assets.

         8.15  Establishment of the General Liquidating Trust and Trustee.

         (a) Establishment of General Liquidating Trust. On the Effective Date, the Debtors shall (i) execute the General Liquidating Trust Agreement, in substantially the form attached as Exhibit "B" hereto, (ii) take all other steps necessary or appropriate to establish the General Liquidating Trust, (iii) transfer, deliver and assign to the General Liquidating Trust on behalf of all Creditors all of their right, title and interest in, to, under and in connection with all Excluded Assets of the Claridge Debtors free and clear of any interest in such property of any other Person, other than any lien asserted by the Indenture Trustee upon such property. For federal income tax purposes, the beneficiaries of the General Liquidating Trust will be treated as the grantors of the General Liquidating Trust and deemed to be the owners of the General Liquidating Trust Assets and the Debtors will treat the transfer of the General Liquidating Trust Assets to the General Liquidating Trust as a deemed transfer to such beneficiaries followed by a deemed transfer by such beneficiaries to the General Liquidating Trust.

         (b) Purposes of the General Liquidating Trust. The General Liquidating Trust will be organized for the sole purpose of liquidating the General Liquidating Trust Assets with no objective or authority to continue or engage in the conduct of a trade or business. In particular, the General Liquidating Trust, through the General Liquidating Trustee, shall (i) collect and reduce the General Liquidating Trust Assets to Cash, (ii) make distributions on account of Allowed Claims pursuant to this Plan and the General Liquidating Trust, (iii) take such steps as are reasonably necessary to accomplish such purpose, all as more fully provided in and subject to the terms and provisions of, the General Liquidating Trust Agreement. The General Liquidating Trust shall not have authority to engage in trade or business, and no portions of the General Liquidating Trust Assets shall be used in the conduct of a trade or business.

         (c) Powers and Obligations of the General Liquidating Trust. In addition to all powers enumerated in the General Liquidating Trust Agreement and in subparagraph (k) of this Section 8.14 hereof, from and after the Effective Date, the General Liquidating Trust shall succeed to all of the rights of the Debtors necessary to protect, conserve and liquidate all General Liquidating Trust Assets as quickly as reasonably practicable. In that capacity, the General Liquidating Trust shall have the exclusive power, on behalf and in the name of the Debtors, to prosecute, defend, compromise, settle and otherwise deal with all such General Liquidating Trust Assets subject to the restrictions of the General Liquidating Trust Agreement, this Plan and the Confirmation Order; provided, however, that the General Liquidating Trustee shall have no right to use General Liquidating Trust Assets to conduct a trade or business.

         (d) General Liquidating Trustee. On or prior to the Confirmation Date, the Creditors' Committee shall select and appoint the General Liquidating Trustee (subject to the consent of the Debtors, which consent shall not be unreasonably withheld). The General Liquidating Trustee shall administer the General Liquidating Trust in accordance with the General Liquidating Trust Agreement, this Plan and the Confirmation Order.

         (e) Retention of Professionals. The General Liquidating Trustee shall be authorized to retain and engage such other professionals and persons as may be necessary to carry out his or her duties under the General Liquidating Trust Agreement. Professionals retained by the General Liquidating Trustee shall submit monthly invoices to the General Liquidating Trustee. If the General Liquidating Trustee wishes to assert an objection to the compensation or reimbursement sought in a particular invoice, the General Liquidating Trustee shall object in writing within fifteen days of receipt of the monthly invoice. If no timely objection is made, the General Liquidating Trustee may pay, without Bankruptcy Court order, the amounts requested from the General Liquidating Trust Administrative Reserve. If the General Liquidating Trustee's objection to the compensation or reimbursement sought in a particular invoice is not resolved within ten days, either party may submit the issue to the Bankruptcy Court for resolution.

         (f) Resignation, Death or Removal of General Liquidating Trustee. The General Liquidating Trustee may resign at any time upon thirty (30) days' written notice, in accordance with the notice provisions of this Plan, to the Court, counsel to the General Liquidating Trust and the PEDC (if appointed). Such resignation may become effective prior to the expiration of such thirty
(30) day notice period upon the appointment of a permanent or interim successor General Liquidating Trustee. The General Liquidating Trustee may be removed by the Bankruptcy Court upon application for good cause shown, which application may be brought only by the PEDC or, if the PEDC is not appointed, any party, in interest. In the event that the General Liquidating Trustee position became vacant, the PEDC (if appointed) shall appoint a successor General Liquidating Trustee; provided, however, that if the PEDC has not been appointed or if the PEDC fails to appoint a successor General Liquidating Trustee within thirty (30) days after the occurrence of such vacancy, the General Liquidating Trustee vacancy shall be filled by the Bankruptcy Court based upon recommendations submitted from beneficiaries of the General Liquidating Trust. Upon his, her or its appointment pursuant to this Plan, the successor General Liquidating Trustee, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his, her or its predecessor.

         (g) Compensation of Liquidating Trustee. In addition to reimbursement of the reasonable, actual and necessary out-of-pocket expenses incurred, the General Liquidating Trustee, and any employees or professionals engaged or retained by the General Liquidating Trustee, shall be entitled to reasonable compensation for services rendered. Such expenses shall be paid from the funds deposited in the General Liquidating Trust Administrative Reserve. The General Liquidating Trust Agreement shall set forth the amounts of reasonable compensation that shall be paid to the General Liquidating Trustee.

         (h) Trustee Standard of Care; Exculpation. Neither the General Liquidating Trustee, nor any director, officer, affiliate, employee, employer, professional, agent or representative of the General Liquidating Trustee shall be personably liable in connection with affairs of the General Liquidating Trust to any Claimholder or beneficiary of the General Liquidating Trust, or the General Liquidating Trust, or any other person, except for such of the General Liquidating Trustee's acts or omissions as shall constitute willful misconduct or gross negligence. Persons dealing with the General Liquidating Trustee, or seeking to assert claims against the Debtors or the General

Liquidating Trust, shall look only to the General Liquidating Trust Assets to satisfy any liability incurred by the General Liquidating Trustee to such persons in carrying our the terms of the General Liquidating Trust Agreement and shall have no recourse whatsoever to the Debtors, Park Place, the Alternative Buyer or the Park Place Property.

         (i) Indemnification. Except as otherwise set forth in this Plan, the General Liquidating Trustee and any Person employed or retained by the General Liquidating Trustee shall be defended, held harmless and indemnified from time to time by the General Liquidating Trustee against any and all losses, Claims, costs, expenses and liabilities to which such indemnified parties may be subject by reason of such indemnified party's execution in good faith of its, his or her duties pursuant to the discretion, power and authority conferred on such person by the General Liquidating Trust Agreement, the Plan or the Confirmation Order; provided, however, that the indemnification obligations arising pursuant to this Section shall indemnify neither the General Liquidating Trustee, nor any person employed or retained by the General Liquidating Trustee for any actions taken by such indemnified parties which constitute bad faith, willful misconduct, gross negligence, willful disregard of their duties or material breach of this Plan. Satisfaction of any obligation of the General Liquidating Trust arising pursuant to the terms of this Section shall be payable only from the General Liquidating Trust Assets and such right to payment shall be prior and superior to any other rights to receive a Distribution of the General Liquidating Trust Assets.

         (j) Transfer of Books and Records; Preservation of Privileges and Immunities.

                  (i) Subject to the rights, if any, of Park Place under the Park Place Purchase Agreement or an Alternative Buyer under an Alternative Purchase Agreement, on the Effective Date or as soon thereafter as is reasonably practicable, all books and records of the Debtors, including, without limitation, all books and records relating to the administration of the General Liquidating Trust, all Claims against the Claridge Debtors and the General Liquidating Trust and all Litigation Claims, shall be transferred or deemed assigned to the General Liquidating Trust; provided, however, that the Park Place Purchase Agreement or Alternative Purchase Agreement, as the case may be, shall not be construed to deny the General Liquidating Trustee such access to the books and records transferred to Park Place or Alternative Buyer, as the case may be, as is reasonably necessary to the administration of the General Liquidating Trust and the resolution of all Claims and Avoiding Power Causes of Action. AC Boardwalk Partners, Inc. and its ACBA's retained professionals shall have access to all records necessary for preparing tax returns and such other matters in connection with serving as the tax matters partner of ACBA. The Debtors, their Affiliates and agents shall take all steps, and execute all documents necessary to cause the transfer of all of the books and records of the Debtors in accordance with this Plan.

                  (ii) Subject to the rights, if any, of Park Place under the Park Place Purchase Agreement or an Alternative Buyer under an Alternative Purchase Agreement, in connection with any rights and causes of action transferred to the General Liquidating Trust, any attorney-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the General Liquidating Trust shall vest in the General Liquidating Trustee and its, his or her representatives, and the Debtors and the General Liquidating Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges. After the Effective Date, no person other than the General Liquidating Trustee shall have the right to assert or waive any privilege of the Debtors or to make any admission or statement against interest respecting the Debtors.

         (k) Duties and Powers of the General Liquidating Trustee. The duties and powers of the General Liquidating Trustee shall include the following, but in all cases shall be consistent with the terms of the Plan and the Confirmation Order.

                  (i) To exercise all power and authority that may be or could have been exercised, commenced all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, director and shareholder.

                  (ii) To open and maintain bank accounts on behalf of or in the name of the General Liquidating Trust, calculate and make Distributions and take other actions consistent with the Plan and the implementation hereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of the General Liquidating Trust.

                  (iii) To receive, conserve and manage the General Liquidating Trust Assets.

                  (iv) To hold legal title to any and all General Liquidating Trust Assets.

                  (v) Subject to the applicable provisions of the Plan, to collect and liquidate the General Liquidating Trust Assets pursuant to the Plan.

                  (vi) To object to Claims in Classes 3, 4 and 5 and supervise and administer the resolution, settlement and payment of such Claims and the Distribution to the beneficiaries in accordance with this General Liquidating Trust Agreement and the Plan. Specifically, the General Liquidating Trustee may compromise or settle any such Claim (disputed or otherwise) in Classes 3, 4, and 5, free of any restrictions other than those restrictions expressly imposed by the Plan, the Confirmation Order or the General Liquidating Trust Agreement.

                  (vii) Exercise such rights of setoff as the Debtors or the Estates may have had against any beneficiary and/or seek Court approval of such exercise.

                  (viii) Voluntarily engage in arbitration or mediation with regard to any dispute.

                  (ix) To make decisions regarding the retention or engagement of professionals, employees and consultants by the General Liquidating Trust and to pay, from the General Liquidating Trust Administrative Reserve, the fees and charges incurred by the General Liquidating Trust on or after the Effective Date for fees of professionals, disbursements, expenses or related support services relating to the implementation of the Plan without application to the Bankruptcy Court.

                  (x) To (i) seek a determination of tax liability under section 505 of the Bankruptcy Code, (ii) to file, if necessary, any and all tax and all tax and information returns required with respect to the General Liquidating Trust treating the General Liquidating Trust as a grantor trust pursuant to Treas. Reg. 1.671-4(a) or otherwise, (iii) make tax elections by and on behalf of the Liquidating trust and (iv) pay taxes, if any, payable by the General Liquidating Trust.

                  (xi) To pay all lawful expenses, debts, charges and liabilities of the General Liquidating Trust.

                  (xii) To take all other actions consistent with the provisions of the Plan which the General Liquidating Trustee deems reasonably necessary or desirable to administer the Plan.

                  (xiii) To make all Distributions to holders of Allowed Claims (other than to Holders of the First Mortgage Notes) provided for or contemplated by the Plan.

                  (xiv) To withhold from the amount distributable to any Person such amount as may be sufficient to pay any tax or other charge which the General Liquidating Trustee has determined, in its sole discretion, may be required to be withheld therefrom under the income tax laws of the United States or of any state or political subdivision thereof. In the exercise of his, her or its discretion and judgment, the General Liquidating Trustee may enter into agreements with taxing or other governmental authorities for the payment of such amounts as may be withheld in accordance with the provisions of this section.

                  (xv) To invest Cash as deemed appropriate by the General Liquidating Trustee in Cash equivalents; provided, however, that the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a "liquidating trust", within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

                  (xvi) To hold title to any investment in its name as General Liquidating Trustee or in a nominee name.

                  (xvii) To collect any accounts receivable or other claims of the Debtors or the estates not otherwise disposed of pursuant to the Plan.

                  (xviii) To enter into any agreement or execute any document required by or consistent with the Plan and perform all obligations thereunder.

                  (xix) To abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of its choice, any assets if it concludes that they are of no benefit to the General Liquidating Trust.

                  (xx) If any of the General Liquidating Trust Assets are situated in any state or other jurisdiction in which the General Liquidating Trustee is not qualified to act as trustee, to nominate and appoint a Person duly qualified to act as trustee in such state or jurisdiction and require from each such trustee that security as designated by the General Liquidating Trustee; confer upon such trustee all the rights, powers, privileges and duties of General Liquidating Trustee, subject to the conditions and limitations of this General Liquidating Trust, except as modified or limited by the General Liquidating Trust and except where the conditions and limitations may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary); require such trustee to be answerable to the General Liquidating Trustee for all monies, assets and other property that may be received in connection with the administration of all property; and remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the other General Liquidating Trustee or a written instrument declaring such trustee removed from office, and specifying the effective date and time of removal.

                  (xxi) To have exclusive power to prosecute and/or settle all Causes of Action and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and voluntarily participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and litigate or settle such Causes of Action on behalf of the Debtors or the General Liquidating Trust, and pursue to settlement or Final Order such actions.

                  (xxii) To hold any unclaimed Distributions or payment to a beneficiary in accordance with the General Liquidating Trust Agreement, the Confirmation Order and the Plan.

                  (xxiii) To purchase or create and carry all insurance policies and pay all insurance premiums and costs it deems necessary or advisable.

                  (xxiv) To implement and/or enforce all provisions of the Plan.

                  (xxv) To collect and liquidate all General Liquidating Trust Assets pursuant to the Plan, the Confirmation Order and this General Liquidating Trust Agreement.

         (l)  General Liquidating Trust Interests.

                  (i) Interest Beneficial Only. The ownership of a beneficial interest in the General Liquidating Trust shall not entitle any beneficiary under the General Liquidating Trust to any title in or to the General Liquidating Trust Assets or to any right to call for a partition or division of the General Liquidating Trust Assets or to require an accounting, except as specifically provided by the General Liquidating Trust Agreement.

                  (ii) Evidence of Beneficial Interest. Ownership of a beneficial interest in the General Liquidating Trust Assets shall not be evidenced by any certificate, security or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the General Liquidating Trust by the General Liquidating Trustee.

                  (iii) Transfers of Beneficial Interests. To the extent required by applicable law, a beneficiary under the General Liquidating Trust shall not assign, convey or otherwise transfer any of its right, title or interest in and to the General Liquidating Trust other than (A) to any relative, spouse or relative of the spouse of such beneficiary; (B) to any trust or estate in which such beneficiary has more than a 50% interest of the beneficiary interest (excluding contingent interests) of such trust or estate; (C) to any corporation, partnership or other reorganization in which such beneficiary is the beneficial owner of more than 50% of the equity securities (including director's qualifying shares) or equity interests; (D) to any person that owns, directly or indirectly, more than 50% of the voting securities of such beneficiary; or (E) upon the death of such beneficiary or pursuant to the operation of law. No transfer of a beneficial interest in the General Liquidating Trust shall be recognized by the General Liquidating Trustee if such transfer occurred after twenty-five (25) days prior to the applicable Initial or Periodic Distribution Date (unless such transfer occurs as the result of the death, incapacity or dissolution of a beneficiary of the General Liquidating Trust, in which case such transfer shall nevertheless be ineffective as to the General Liquidating Trustee unless the General Liquidating Trustee is notified in writing of such transfer, including evidence of such death, incapacity or dissolution of such beneficiary in a form satisfactory to the General Liquidating Trustee in its sole discretion; in the case of such transfer, the General Liquidating Trustee may require indemnification from any purported transferee, heir, devisee, custodian or other applicable party, including the posting of an indemnity bond). In the case of a transfer of a Claim or beneficial interest in the General Liquidating Trust in excess of twenty-five
(25) days prior to the applicable Initial Distribution Date or Periodic Distribution Date, the General Liquidating Trustee shall recognize such transfer only if notified (or, if such transfer took place prior to the Effective Date, if the Debtors were notified) by registered mail in a notarized writing signed by the Transferor.

         (m) Termination of General Liquidating Trust. The General Liquidating Trust shall terminate no later than the fourth (4th) anniversary of the Effective Date (the "Initial Liquidating Trust Term"); provided, however, that the General Liquidating Trustee may extend the term of the General Liquidating Trust for an additional three (3) years (the "Supplemental General Liquidating Trust Term") by filing a notice of the General Liquidating Trustee's intent to extend the term of the General Liquidating Trust with the Bankruptcy Court and serving such notice on the PEDC (if appointed) and the US Trustee at any time prior to the termination of the Initial General Liquidating Trust Term; provided further, however, that such extension shall be without prejudice to the right of the United States Securities and Exchange Commission or any party in interest under Section 1109 of the Bankruptcy Code for cause shown, after notice to the General Liquidating Trustee and the PEDC (if appointed) and a hearing, to shorten the Supplemental General Liquidating Trust Term.

         8.16 First Mortgage Liquidating Trust. The First Mortgage Liquidating Trust is being established for the purpose of holding, liquidating and making distributions to the Holders of the First Mortgage Notes from the following property: (x) the CPPI Interests to be distributed to the First Mortgage Notes Liquidating Trustee; (y) the new stock of the Reorganized Corporation to be distributed of the First Mortgage Notes Liquidating Trustee in respect of the holders of the First Mortgage Notes Class 7C Deficiency Claims; and (z) the Excluded Assets (i.e., the property of CPPI, Corporation and ACBA not being sold to Park Place or an Alternative Buyer, as the case may be) other than CPPI Encumbered Cash that are subject to the liens, mortgages, security interests or encumbrances asserted by the Indenture Trustee on behalf of the Holders of the First Mortgage Notes. The terms of the First Mortgage Liquidating Trust, including the identity of the First Mortgage Notes Liquidating Trustee will be determined by the Noteholder Committee, the Debtors and the Indenture Trustee, but in any event will be substantially similar to the terms and conditions of the Liquidating Trust. Without limiting the generality of the foregoing, the First Mortgage Liquidating Trust Agreement shall include provisions substantially similar to those set forth in 8.15(c),
(e), (f), (g), (h), (i), (j) and (m), as applicable. The cost and expense of the First Mortgage Liquidating Trust, including compensation of the First Mortgage Liquidating Trustee and any professionals retained by the First Mortgage Liquidating Trustee will be funded from the Post-Confirmation Wind-Down Expense Reserve to be established by the Debtors after consultation with and the approval of the Noteholder Committee and the Indenture Trustee, from the Unencumbered Cash in an amount equal to $300,000, of which amount $50,000 shall be set aside to fund the cost and expense (but not tax liability) associated with any tax, inquiry, audit or appeal related to ACBA or its general partners) or such additional amount as is determined necessary by the Debtors in order to implement the Plan and the purpose of the First Mortgage Liquidation Trust. The First Mortgage Notes Liquidating Trustee may retain one or more former officers of the Debtors to assist the First Mortgage Liquidating Trustee in discharging its obligation hereunder. The First Mortgage Liquidating Trustee shall be responsible for filing final tax returns and taking the appropriate steps to dissolve the Debtors, and may retain one or more of existing management and/or AC Boardwalk Partners, Inc. to assist it in the discharge of such obligations; provided, however, that AC Boardwalk Partners, Inc. shall be retained at no cost to the First Mortgage Note Liquidating Trust and shall have the exclusive right to (i) determine reporting positions on ACBA's tax returns; (ii) to sign and prepare the tax returns, and (iii) to approve the professionals retained to prepare such tax returns if other than ACBA's current professionals.

                                   ARTICLE IX

                            DISCHARGE AND INJUNCTION

         9.1 Discharge of Debtors. Except as otherwise expressly provided herein and provided that the Effective Date shall have occurred, the confirmation of this Plan shall discharge all Claims against and Interests in the Debtors, to the fullest extent authorized or provided for by the Bankruptcy Code, including, without limitation, to the extent authorized or provided for by section 1141 thereof.

         9.2 Injunction. Except as otherwise expressly provided herein, the entry of the Confirmation Order shall, provided that the Effective Date shall have occurred, permanently enjoin all Persons that have held, currently hold or may hold a Claim, or other debt or liability receiving treatment pursuant to this Plan or who have held, currently hold or may hold an Interest, in any Debtor from taking any of the following actions in respect of such Claim, debt or liability or such Interest: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Debtors, their property or their respective officers, directors, employees or the General Partners of ACBA; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, their property or their respective officers, directors, employees or the General Partners of ACBA; (c) creating, perfecting or enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind against the Debtors, their property or their respective officers, directors, employees or the General Partners of ACBA; (d) asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtors, their property or their respective officers, directors, employees or the General Partners of ACBA; and (e) proceeding in any manner in any place whatsoever that does not conform to or comply with or is inconsistent with the provisions of this Plan. In addition, in consideration of the treatment provided to ACBA, its estate, creditors and Interest holders, the occurrence of the Effective Date shall constitute a release, waiver and discharge of any and all Claims the general partners and the limited partners of ACBA may have against one another in connection with or relating to ACBA, the operation of its business and the discharge and execution of any duties or obligations owed by a general partner or a limited partner to any other general partner or limited partner.

         9.3 Exculpation. Neither the Claridge Debtors, nor any creditors' committee, the General Partners of ACBA, nor any of their respective members, officers, directors, shareholders, employees, agents, attorneys, accountants or other advisors shall have or incur any liability to any Holder of a Claim or Interest for any act or failure to act in connection with, or arising out of, the pursuit of confirmation of this Plan, the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan, except for any act or failure to act that constitutes willful misconduct or recklessness as determined pursuant to a Final Order, and in all respects, such Persons (a) shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan, and shall be fully protected from liability in acting or in refraining from action in accordance with such advice and (b) shall be fully protected from liability with respect to any act or failure to act that is approved or ratified by the Bankruptcy Court.

                                    ARTICLE X

                        PROVISIONS COVERING DISTRIBUTIONS

         10.1 Time of Distributions Under this Plan. Except as otherwise provided in this Plan, payments and distributions in respect of Allowed Claims shall be made by the Claridge Debtors or ACBA, as the case may be, on or as promptly as practicable on or after the Effective Date on the Initial Distribution Date. Thereafter, additional distributions shall be made to holders of Allowed Claims on the Periodic Distribution Date.

         10.2 Compliance With Tax Requirement. With respect to the Debtors in connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) and/or withholding is required, the General Liquidating Trustee shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution, and/or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Claridge Debtors, the Liquidating Trustee shall withhold the amount required and distribute the balance to such Person.

                  With respect to ACBA, the Plan contemplates that following the Effective Date ACBA will be dissolved under applicable non-bankruptcy law and the Plan. In connection therewith, AC Boardwalk Partners, Inc. shall have the power and authority to wind-up ACBA, including causing ACBA to file all necessary tax returns and the individual general partners shall be discharged as general partners.

         10.3 Distribution of Unclaimed Property. Any distribution of property under the Plan which is unclaimed after one year following the Effective Date shall irrevocably revert to the Distribution Reserve. Without limiting the generality of the foregoing, any Unclaimed Property which represents a distribution that would have gone to a Holder of a Class 2 Claim shall be distributed ratably to the other Holders of the Class 2 Claims.

         10.4 Saturday, Sunday or Legal Holiday. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

         10.5 Distribution Record Date. The General Liquidating Trustee shall distribute, or cause to be distributed, all distributions of property to be made pursuant to this Plan to the Indenture Trustee for distribution to the record holders of Allowed First Mortgage Note Claims as of the Record Date. As of the close of business on the Record Date, the transfer ledgers with respect to the First Mortgage Notes shall be closed and the Claridge Debtors and ACBA and the Indenture Trustee shall have no obligation to recognize any transfer of the First Mortgage Notes occurring thereafter.

         10.6 Fractional Cents. When any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of $0.50 or less and rounding up in the case of more than $0.50).

         10.7 No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution (of a value set forth herein or in the Disclosure Statement) in excess of the Allowed amount of such Claim. Except as otherwise expressly provided herein, no Claim shall be Allowed to the extent that it is for post-petition interest, penalties or fines.

         10.8 De-Minimis Distributions. No Distributions of less than twenty-five dollars ($25.00) shall be made from the Distribution Reserve to the holder of any Claim unless a request therefor is made in writing to the General Liquidating Trustee.

                                   ARTICLE XI

                                   PROCEDURES
                          FOR RESOLVING DISPUTED CLAIMS

         11.1 Objections to Claims. Only Claims that are Allowed shall be entitled to distributions under the Plan. The Debtors reserve the sole and absolute right to contest and object to any Claims filed or asserted against ACBA, Corporation or CPPI, including, without limitation, those Claims that are not listed in the Schedules, are listed therein as disputed, contingent and/or unliquidated in amount, or are listed therein at a lesser amount than asserted by the Holder of such Claim filed or asserted against ACBA, Corporation or CPPI. Unless otherwise ordered by the Bankruptcy Court, all objections to Claims (other than Administrative Expense Claims) shall be filed and served upon counsel to the Debtors, counsel to any Committee and the Holder of the Claim objected to on or before the later of (a) 90 days after the Effective Date and
(b) 90 days after the date (if any) on which a proof of claim is filed in respect of such Claim, or such other date determined by the Bankruptcy Court upon motion to the Bankruptcy Court without further notice or hearing.

         11.2 Procedures For Resolving Disputed Claims. Unless otherwise ordered by the Bankruptcy Court or agreed to by written stipulation of the General Liquidating Trust or until the General Liquidating Trustee's objection thereto is withdrawn, the General Liquidating Trustee shall litigate the merits of each Disputed Claim until determined by a Final Order.

         11.3 Timing of Payments and Distributions With Respect to Disputed Claims. Subject to the provisions of this Plan, payments and distributions with respect to each Disputed Claim that becomes an Allowed Claim, and that would have otherwise been made had the Allowed Claim been an Allowed Claim on the Effective Date, shall be made within thirty days after the date that such Disputed Claim becomes an Allowed Claim. Holders of Disputed Claims that become Allowed Claims shall be bound, obligated and governed in all respects by the provisions of this Plan.

         11.4 Disputed Claim Reserve. In determining the amount of Distributions to be made under the Plan to holders of Allowed Claims in Classes 3, 4 and 5, including for purposes of calculating the CPPI Deficiency Claim Allocation and the Unsecured Creditor Unencumbered Cash Distribution, the appropriate Distribution required by the Plan shall be made according to estimates and subject to the provisions of the Plan. The Disputed Claim Reserve shall be in an amount that reasonably approximates the ratable distribution that would otherwise be made to such Claimholder assuming such claim were to be Allowed in the amount set forth on the Claimholder's proof of Claim or as estimated pursuant to agreement with the Claimholder or order of the Bankruptcy Court.

         11.5 Estimation of Claim. The Debtors may, at any time, request that the Bankruptcy Court, on proper notice estimate any Disputed Claim pursuant to
Section 502(c) of the Bankruptcy Code and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Reorganized Claridge Debtors may elect to pursue any supplemental proceedings to object to any ultimate Distribution to such Claim. All of the objection, estimation, settlement and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         11.6 No Recourse to Liquidating Trust or First Mortgage Notes Liquidating Trust. Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Court and Bankruptcy Rules or is Allowed in an amount for which there is insufficient Cash in the relevant account to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no Claim Holder shall have recourse to the Debtors, the Excluded Assets, General Liquidating Trust, the General Liquidating Trustee, the First Mortgage Notes Liquidating Trust, the First Mortgage Notes General Liquidating Trustee, their respective property or any of their respective professionals, or their successors or assigns, or the Holder of an other Claim, or any of their respective property. However, nothing in the Plan shall modify any right of a holder of a Claim under Section 502(j) of the Bankruptcy Code. THUS, THE BANKRUPTCY COURT'S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

                                   ARTICLE XII

                  CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE

         12.1 Conditions Precedent to Confirmation Date. The following conditions must occur and be satisfied on or before the Confirmation Date for the Plan to be Confirmed:

             (a) the Bankruptcy Court has entered the Confirmation Order containing findings, supported by evidence to be introduced by the Debtors at the Confirmation Hearing;

             (b) each of the Debtors has been authorized to assume and assign all leases and executory contracts which they may seek to assume and assign pursuant to the Park Place Purchase Agreement (or, if applicable, the Alternative Purchase Agreement/or the Plan); and

             (c) the Debtors have received the consent of any governmental units whose consent is required for confirmation;

             (d) the Bankruptcy Court shall have determined that all obligations of the Debtors are discharged pursuant to Section 1141(d) of the Code, except to the extent that such Claims and obligations are provided for in the Plan or assumed by the Park Place or the Alternative Buyer or by the General Liquidating Trust hereunder.

         12.2 Conditions to Effective Date. The following conditions must occur and be satisfied on or before the Effective Date for this Plan to be effective on the Effective Date:

                  (a) Confirmation Order. The Confirmation Order, in form and substance acceptable to the Debtors, shall have been signed by the Bankruptcy Court and duly entered and shall have become a Final Order.

                  (b) Regulatory Approval. The NJCCC shall have issued any necessary approvals of this Plan, the Park Place Purchase Agreement and all Exhibits hereto.

                  (c) Timeliness. The Effective Date shall be not later than August 1, 2001.

                  (d) Approval of Park Place Purchase Agreement. The Bankruptcy Court shall have approved, as part of the Confirmation Order, the Park Place Purchase Agreement.

                  (e) Closing of Park Place Purchase Agreement. The Park Place Purchase Agreement shall have closed in accordance with its terms and CPPI and ACBA shall have received the Park Place Purchase Price, subject to any adjustments as provided for in the Park Place Purchase Agreement.

                  (f) CPPI Cash. CPPI shall have at least $9,800,000 of Unencumbered CPPI Cash.

                  (g) Waiver of Conditions. The Proponents shall have the right to waive any of the foregoing conditions (a) to the Confirmation Date, or (b) to the Effective Date. Without limiting the foregoing, the Effective Date may occur notwithstanding the pendency of an appeal of the Confirmation Order or any order related thereto so long as there is no stay in effect. The Effective Date may occur before the expiration of time to make an appeal to seek reconsideration of the Confirmation Order without the giving of any notice to any objecting party. In the event of any such appeal, the Proponents may seek the dismissal of such appeal as moot following the Effective Date.

                                  ARTICLE XIII

               MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

         13.1 Modification of Plan. The Debtors may alter, amend or modify this Plan pursuant to Section 1127 of the Bankruptcy Code at any time prior to the time that the Bankruptcy Court has signed the Confirmation Order. After such time and prior to the substantial consummation of this Plan, the Debtors may, so long as the treatment of Holders of Claims and Interests under this Plan is not adversely affected, institute proceedings in Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of this Plan; provided, however, that prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

         13.2 Revocation or Withdrawal of Plan.

                  (a) Right to Revoke. The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date.

                  (b) Effect of Withdrawal or Revocation. Provided the Debtors provide five (5) calendar days, prior notice of their intention to do so to the Noteholder Committee and the Creditors' Committee, if the Debtors revoke or withdraw this Plan prior to the Confirmation Date, then this Plan shall be deemed null and void absent further order of the Bankruptcy Court entered prior to the expiration of the aforesaid time period. In addition, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

         13.3 Nonconsensual Confirmation. The Debtors shall request that the Bankruptcy Court confirm this Plan pursuant to Section 1129(b) of the Bankruptcy Code with respect to any Impaired Classes on the basis that this Plan is fair and equitable and does not discriminate unfairly with respect to such Classes.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         14.1 Bankruptcy Court to Retain Jurisdiction. The business and assets of the Debtors shall remain subject to the jurisdiction of the Bankruptcy Court until the Effective Date. From and after the Effective Date, the Bankruptcy Court shall retain and have exclusive jurisdiction over the Debtors, their assets and the Chapter 11 Cases to the fullest extent permissible by law, including, without limitation, for the purposes of determining all disputes and other issues presented by or arising under this Plan, including, without limitation, exclusive jurisdiction to (a) determine any and all disputes relating to Claims and the allowance and amount thereof, (b) determine any and all disputes among Creditors with respect to their Claims, (c) consider and allow any and all applications for compensation for professional services rendered and disbursements incurred in connection therewith, (d) determine any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising in or related to the Chapter 11 Cases or this Plan, (e) remedy any defect or omission or reconcile any inconsistency in the Confirmation order, (f) enforce the provisions of this Plan relating to the distributions to be made hereunder, (g) issue such orders, consistent with Section 1142 of the Bankruptcy Code, as may be necessary to effectuate the consummation and full and complete implementation of this Plan,
(h) enforce and interpret any provisions of this Plan, (i) determine such other matters as may be set forth in the Confirmation Order or that may arise in connection with the implementation of this Plan, (j) determine the final amounts allowable as compensation or reimbursement of expenses pursuant to Section 503(b) of the Bankruptcy Code, and (k) to administer the Liquidating Trust and the First Mortgage Note Liquidating Trust.

         14.2 Binding Effect of this Plan. The provisions of this Plan shall be binding upon and inure to the benefit of the Debtors, the General Liquidating Trust, any holder of a Claim or Interest, their respective predecessors, successors, assigns, agents, officers and directors and any other Person affected by this Plan whether or not such Person or Holder of a Claim or Interest has accepted the Plan.

         14.3 Retiree Benefits. Except as otherwise provided in the Plan, any obligations of the Debtors to any Person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date, if any, shall be continued by Park Place pursuant to the terms of the Park Place Purchase Agreement.

         14.4 The Debtors' Causes of Action. Pursuant to Section 1123(b)(3) of the Bankruptcy Code, the Corporation and CPPI shall retain and assign to the General Liquidating Trust, with the exclusive right to enforce in the sole discretion of the General Liquidating Trust, any and all rights and causes of action of any of the Debtors, including all rights and causes of action which may exist under Sections 510, 544 through 550 and 553 of the Bankruptcy Code or under similar state laws, if any, and all other rights and causes of action of a trustee and debtor- in-possession under the Bankruptcy Code (except for claims or rights which must under tax law be enforced by the tax matters partner of
ACBA). Any Avoiding Power Causes of Action of ACBA will be transferred to the CPPI under the Plan, who shall assign the same to the General Liquidating Trust, as the General Liquidating Trustee shall have the exclusive right to prosecute and settle any such claims. Notwithstanding the foregoing, on the Effective Date, the Claridge Debtors and ACBA shall each release any Claim they and their respective Debtor Estates may have against any of the officers and directors of the Claridge Debtors and/or against the general partners of ACBA, including any claims for indemnity or contribution. In addition, under the Plan, the Debtors waive any Avoiding Power Causes of Action against the Indenture Trustee or the Holders of the First Mortgage Notes.

         14.5 Non-Cash Property. Any non-Cash property of the Estates may be sold, transferred or abandoned by the General Liquidating Trust. Notice of such sale, transfer or abandonment shall be provided to the Holders, if any, of Secured Claims holding liens on such Assets. If, in the General Liquidating Trustee's judgment, such property cannot be sold in a commercially reasonable manner, the General Liquidating Trustee shall have the right to abandon or otherwise dispose of such property, including by donation of such property to a charity designated by the General Liquidating Trustee. Except in the case of willful misconduct, no party in interest shall have a cause of action against any Debtor, any director, officer, employee, general partner, consultant or professional or any director, officer, employee, consultant or professional of the General Liquidating Trust or General Liquidating Trustee arising from or related to: (a) the disposition of non-Cash property in accordance with this Section; or (b) the investment of amounts by the General Liquidating Trustee pursuant to Section 8.14(k) hereof.

         14.6 Setoffs. Except as otherwise provided in the Plan with respect to Intercompany Claims, the Debtors may, but shall not be required to, set off against any Claim and the distributions to be made pursuant to this Plan in respect of such Claim, any claims of any nature whatsoever which the Debtors may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any such Claim the Debtors may have against such Holder.

         14.7 Captions. Article and Section captions used in this Plan are for convenience only and will not affect the construction of this Plan.

         14.8 Method of Notice. All notices required to be given under this Plan, if any, shall be in writing and shall be sent by first class mail, postage prepaid, or by overnight courier:

                                       If to the Claridge Debtors to:
                                       The Claridge Hotel and Casino Corporation
                                       Indiana Avenue and the Boardwalk
                                       Atlantic City, New Jersey 08401
                                       Attn.:  Frank A. Bellis, Jr.

                                       with copies to:
                                       Clifford Chance Rogers & Wells LLP
                                       200 Park Avenue
                                       New York, New York 1016
                                       Attn.:  Dennis J. Drebsky, Esq.

                                       If to ACBA to:

                                       c/o AC Boardwalk Partners, Inc.
                                       2880 West Meade Avenue
                                       Suite 204
                                       Las Vegas, NV  89102
                                       Attn:   Anthony Atchley, President

                                       with copies to:

                                       Lowenstein Sandler PC
                                       65 Livingston Avenue
                                       Roseland, New Jersey 07068
                                       Attn:   Alan Wovsaniker, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

         14.9 Dissolution of any Committee. On the Effective Date, the Noteholder Committee and the Creditors' Committee shall cease to exist and its members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other Professionals) shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Chapter 11 Cases.

         14.10 Governing Law. Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal laws are applicable, the laws of the State of New Jersey shall govern the construction and implementation of this Plan and all rights and obligations arising under this Plan.

         14.11 Time. Unless otherwise specified herein, in computing any period of time prescribed or allowed by this Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of the next succeeding day which is a Business Day.

         14.12 Section 1146 Exemption. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under this Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of, or as contemplated by this Plan, or the revesting, transfer or sale of any real property of the Debtors pursuant to, in implementation of or as contemplated by this Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

         14.13 Severability. In the event that any provision of this Plan is determined to be unenforceable, such determination shall not limit or affect the enforceability and operative effect of any other provisions of this Plan. To the extent that any provision of this Plan would, by its inclusion in this Plan, prevent or preclude the Bankruptcy Court from entering the Confirmation Order, the Bankruptcy Court, on the request of the Debtors, may modify or amend such provision, in whole or in part as necessary to cure any defect or remove any impediment to the confirmation of this Plan existing by reason of such provision.

         14.14 Subordination Rights. The classification and treatment of all Claims and Interests under the Plan shall be in full settlement and satisfaction of any contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, Section 510(c) of the Bankruptcy Code or otherwise, that a Holder of a Claim or Interest may have against other Claim Holders with respect to any distribution made pursuant to the Plan.

         14.15 Satisfaction of Actions Taken. Entry of the Confirmation Order shall ratify all transactions effected by the Debtors from and including the Filing Date through the Confirmation Date. After entry of the Confirmation Order, all Creditors and Interest Holders shall be enjoined and restrained from commencing or continuing any action or proceeding arising out of or related to the consummation of the transactions contemplated by the Plan.

         14.16 No Multiple Satisfactions. Except as otherwise provided herein, any Person that holds a Claim against more than one Debtor that arises from the same right to payment or equitable remedy that gives rise to a right to payment, such as a Holder of a Claim for a loan given to one Debtor, which loan is guaranteed by another Debtor, shall only receive a distribution as if the Person was the Holder of a Claim against one Debtor. Such distribution shall be deemed to be in full satisfaction of the Person's Claims against all Debtors.

         14.17 Plan Controls. In the event and to the extent that any provision of this Plan is inconsistent with the provisions of the Disclosure Statement, or any other instrument or agreement contemplated to be executed pursuant to this Plan, the provisions of this Plan shall control and take precedence.

Dated:   Camden, New Jersey
         March 12, 2001
                                             Respectfully submitted,

                                             THE CLARIDGE HOTEL AND
                                                CASINO CORPORATION

                                             By: /s/ Frank A. Bellis, Jr.
                                                 ------------------------
                                                 Frank A. Bellis, Jr.
                                                 President and Chief Executive
                                                 Officer

                                             THE CLARIDGE AT PARK PLACE,
                                                INCORPORATED

                                             By: /s/ Frank A. Bellis, Jr.
                                                 ------------------------
                                                 Frank A. Bellis, Jr.
                                                 Chief Executive Officer

                                             ATLANTIC CITY BOARDWALK
                                                ASSOCIATES, L.P.

                                             By:  AC Boardwalk Partners, Inc.

                                             By: /s/ Anthony C. Atchley
                                                 ------------------------
                                                   Name:  Anthony Atchley
                                                   Title: President

CLIFFORD CHANCE ROGERS & WELLS LLP
Co-counsel for Claridge Debtors
200 Park Avenue
New York, New York 10166
(212) 878-8000


By:     /s/ Dennis J. Drebsky
        ----------------------
        Dennis J. Drebsky
        A Member of the Firm

                - and -

ARCHER & GREINER, P.C.
Co-counsel for Claridge Debtors
One Centennial Square
Haddonfield, NJ 08033
(856) 795-2121

By:     /s/ John Fiorella
        ----------------------
        John Fiorella
        A Member of the Firm

LOWENSTEIN SANDLER PC
Counsel to ACBA
65 Livingston Avenue
Roseland, NJ 07068
(973) 597-2500

By:     /s/ Alan Wovsaniker
        ----------------------
        Alan Wovsaniker
        A Member of the Firm

                                    EXHIBIT A

                          Park Place Purchase Agreement

                                    EXHIBIT B

                       General Liquidating Trust Agreement


                  The General Liquidating Trust Agreement shall be filed on or prior to the Confirmation Hearing.

                                    EXHIBIT C

                   First Mortgage Liquidating Trust Agreement


                  The First Mortgage Liquidating Trust Agreement shall be filed on or prior to the Confirmation Hearing.

                                    EXHIBIT D

           Executory Contracts and Leases to be Assumed by Park Place


         The schedule of executory contracts and leases to be assumed by Park Place shall be filed on or prior to the Confirmation Hearing.